As filed with the Securities and Exchange Commission on October 19, 2012  Registration No. 333-183743

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIVILEGED WORLD TRAVEL CLUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	6770	45-5312769
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1 Blackfield Drive

Tiburon, CA 94920

(415) 888-2478

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory E. Lykiardopoulos

Chief Executive Officer and President

Privileged World Travel Club, Inc.

1 Blackfield Drive

Tiburon, CA 94920

(415) 888-2478

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Parkinson Lloyd, Esq.

Durham Jones & Pinegar, P.C.

111 East Broadway

Suite 900

Salt Lake City, Utah 84111

Telephone: (801) 415-3000

Facsimile: (801) 415-3500

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:     X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE CHART

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(3)	Amount of registration fee (4)
Common Stock, $0.0001 par value per share	910,056	$ 1.00	$ 910,056	$ 105

(1)

We are registering 910,056 shares of our Common Stock (the “Shares”) owned by 38 selling stockholders identified herein (the “Selling Stockholders”).  We will not receive any proceeds from the sale of the shares sold by the Selling Stockholders.  In the event of stock splits, stock dividends, or similar transactions involving the Common Stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

The offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on prior sales of Common Stock of Privileged World Travel Club, Inc., at a price of $1.00 per share.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The shares to be sold by the Selling Stockholders will be sold at a fixed price to be determined prior to effectiveness of this Registration Statement.  Any increased fees will be paid prior to effectiveness.

(4)	Fee paid with initial filing. No additional fee due.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 19, 2012

PRIVILEGED WORLD TRAVEL CLUB, INC.

910,056 Shares

Common Stock

This Prospectus relates to the resale of up to 910,056 shares (the “Shares”) of Common Stock of Privileged World Travel Club, Inc. (“Privileged” or “Company”), $0.0001 par value per share (“Common Stock”) by 38 selling stockholders (the “Selling Stockholders”) identified and described herein.  The Selling Stockholders will offer their shares at $1.00 per share until our Common Stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The Selling Stockholders will receive all of the proceeds from the sale of the Shares and Privileged will receive none of those proceeds.

The Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 (“Securities Act”) in connection with the resale of our Common Stock under this Prospectus.  No other underwriter or person has been engaged to facilitate the sale of the Shares in this Offering.

There is currently no public market for our securities.  Our Common Stock is not publicly traded. An application will be filed with FINRA for the public trading of our Common Stock on the over-the-counter markets (the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services), but there is no assurance that the application will be approved or that our Common Stock will be quoted on the OTC Bulletin Board, or any stock exchange.

Investing in our Common Stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11.

Privileged World Travel Club, Inc., is a development stage company and currently has no operations.  The Company is an Emerging Growth Company under the JOBS Act of 2012, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act. Investing in our common stock involves risks.  See “Risk Factors” on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October __, 2012.

TABLE OF CONTENTS

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus and does not contain all of the information you should consider in making your investment decision.  Before investing in the securities offered hereby, you should read the entire Prospectus, including our consolidated financial statements and related notes included in this Prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  In this Prospectus, the terms “Privileged,” “the Company,” “we,” “us,” and “our” refer to Privileged World Travel Club, Inc., a Delaware corporation.

Summary of the Company

PRIVILEGED WORLD TRAVEL CLUB, INC.

The Exclusive Society for Prestigious Travelers

Corporate History

Privileged World Travel Club, Inc. (“Privileged” or “Company”), was incorporated in Delaware on May 18, 2012 as APEX 4, Inc. (“APEX 4”).  On June 6, 2012, APEX 4 filed a registration statement on Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to register with the U.S. Securities and Exchange Commission (the “SEC”) as a public company.  The Form 10 went effective by statute through the lapse of time 60 days after its initial filing, or on August 8, 2012.

On July 17, 2012, Richard Chiang, the sole director and stockholder of APEX 4, appointed Gregory Lykiardopoulos, Chairman and CEO of Triton Distribution Systems, Inc. (“Triton”), as a director of APEX 4.  Subsequently, on July18, 2012, Mr. Chiang and Mr. Lykiardopoulos entered into a Stock Purchase Agreement whereby Mr. Lykiardopoulos purchased 10,000,000 shares of common stock of APEX 4 for a purchase price of $40,000 from Mr. Chiang, which constituted 100% of the issued and outstanding shares of APEX 4 common stock.  Mr. Chiang then resigned from all positions with APEX 4.

Mr. Lykiardopoulos, as the sole director and stockholder of APEX 4, then appointed himself as President, Chief Executive Officer, and Chairman of the Board of APEX 4, and adopted an amendment to the Certificate of Incorporation, changing the name of the Company to Privileged World Travel Club, Inc. on July 19, 2012.

Mr. Lykiardopoulos subsequently assigned and transferred the 10,000,000 shares to Triton, which agreed to the cancellation of 1,875,000 shares.  As a result of these transactions, Triton became the sole stockholder of the Company, owning 8,125,000 shares of our restricted common stock.

Subsequently, the Company issued shares of our restricted common stock to certain of Triton’s creditors in exchange for their right to receive payment under obligations owed by Triton.   The aggregate amount of shares of restricted common stock issued to former Triton creditors was 5,595,500, and the amount of obligations given to the Company in exchange for the shares was $5,595,500.

We also issued 4,730,625 shares of our restricted  common stock to certain individuals and entities that have provided services to the Company or its affiliates.  See “Selling Stockholders” for additional information regarding the recipients of these securities who are Selling Stockholders under this Prospectus.  We entered into several consulting agreements, described in more detail below, relating to the provision of services to the Company including initial design and development of the Company's website and website content; sales and marketing of the Company's products and services; technical and financial advice concerning the handling of the Triton note holders and beneficiaries of the UCST Business Trust; creation of travel packages and website content; introductions to other parties in the financial and travel industry; and software implementation and adaptation.

Business of the Company

The business of Privileged will be to provide exclusive travel services to persons (“Members”) who elect to join the prestigious Privileged World Travel Club (the “Privileged Travel Club”) and international travelers bound for the United States.  Immediately after joining, Members of the Privileged Travel Club will be able to begin enjoying the services their membership offers, including a free debit card; discounted airline fares, hotels, car rentals, and travel packages; discounts at Marriott Hotels; free entrance to Walt Disney World Resort or Disneyland; free airport shuttle services; discounts at various Las Vegas, Nevada, hotels; free trip on Amtrak; discounted spa and massage visits; discounts at Honolulu, Hawaii, hotels; discounts on airline tickets to Hawaii; and airline upgrades. Additionally, Members may become eligible for special travel packages to China, Australia, the South Pacific, Asia, and Europe.

The organizers of the Privileged Travel Club are very passionate about what they do for two reasons:

1.

Globally, tourism is a growing industry at approximately 4% annually (2011 compared to 2010), with Europe growing at a rate of approximately 5.9%, Asia and Asia Pacific at a rate of 4.4%, and North America at a rate of 6.6% annually (2011 compared to 2010). (Source: UNWTO Tourism Highlights, 2012 Edition, on file with the Company.)

2.

Based on Management’s research, there are very few travel clubs that are catering exclusively to special frequent travelers.

Other travel clubs that provide exclusive services and memberships to prestigious travelers are typically very expensive and frequently charge high fees for their memberships. This typically restricts membership in these travel clubs to customers with high net income.

By contrast, Privileged Travel Club will charge a relatively low annual membership fee, which we expect will allow more people to participate and join, and enjoy the benefits of membership.  Management anticipates that Privileged Travel Club Members to a great extent will be located in urban areas within major cities in the United States, and our target market includes men and women in their middle 40s.

Our management expects that there will continue to be rapid growth in the market and increasing demand. In addition, more niche markets are evolving. Initially, we acknowledge that it will be difficult to compete with other more well-established travel clubs. However, the Privileged Travel Club target markets include potential Members who can be differentiated due to their requirements and the accessible pricing for the initial membership and our travel packages. Similarly, the Privileged Travel Club website will offer very easy-to-navigate searches, and will simplify the process of making reservations through a sophisticated technology, giving Members access to different travel destinations and packages around the world.

Our goal is to provide luxury service with a high standard of value.  We feel that our prices are reasonable and very attainable by all Members to travel any time they wish. We are specially focused to offer our Members luxury membership and travel products and services at specially discounted prices.  We expect our offerings to be comparable to the level of offerings by our competitor luxury travel clubs, but at prices below similar packages regularly offered in the travel industry. From our research, other travel clubs that offer luxury services similar to ours do so at prices higher than those we offer to our Members.   Our concept is to offer these services to a larger audience and thereby increase our reach to more markets.

As of the date of this Prospectus, we continued to develop our business, our websites, and to implement our business and operating strategy.  We had no Members, paying customers, or sales as of the date of this Prospectus.

As we are just commencing our planned operations, we plan to fund our operations from loans from Triton and our chairman, and we plan to raise equity capital by offering shares of our common stock to investors.  On October 5, 2012, we entered into a stock purchase agreement with an investor who agreed to purchase 5,000,000 shares of our restricted common stock for an aggregate purchase price of $5,000,000, to be paid within 10 days of this Registration Statement’s being declared effective.

For the next twelve months, we anticipate we will need approximately $1,500,000 to cover our operating expenses, including our reporting obligations, plus an additional $2,000,000 for our royalty payment due to Triton at the end of the next twelve month period.  Our anticipated monthly “burn rate” will be approximately $125,000.  The detail of our operation expenses over the next twelve months is as follows:

Salaries and benefits	$500,000
Marketing	400,000
General overhead	200,000
Website development and maintenance	100,000
Professional fees	150,000
Royalty payments to Triton	2,150,000
$3,500,000

We believe we will be able to raise the necessary capital to carry out our business plan, but there no assurance that we will be able to do so.

Even if we are able to raise the funds or generate the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.  For these reasons, our auditors have stated in their report that there is substantial doubt that we will be able to continue as a going concern.

License Agreement

On August 21, 2012, the Company entered into a license agreement (the “Triton Agreement”) with Triton.  Pursuant to the Triton Agreement, the Company obtained a non-exclusive right and license (the “License”) to use Triton’s Reservation Expert (the “Software”), for the purpose of providing services to the Company’s Members. Through the use of the License on the Company’s websites, the Company’s Members will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the Privileged website.

The Company agreed to pay to Triton a license fee (the “Fee”) of One Hundred Fifty Thousand Dollars ($150,000), not later than fifteen (15) days following the execution of the Triton Agreement, as a one-time license fee (the “License Fee”) for the Software.  Triton has agreed to defer that payment until January 31, 2013.  The Company also agreed to pay to Triton an annual royalty payment (the “Royalty Fee”) of Two Million Dollars ($2,000,000), payable annually on the anniversaries of the Effective Date of the Triton Agreement, although Privileged may prepay all or any portion of the annual Royalty Fee in its discretion.

Triton agreed to deliver to the Company on or before September 1, 2012, working installations of the Software, unless such deadline is extended pursuant to agreement by the Company and Triton.  Triton has made the Software available to the Company for use in its websites when they are developed.

Prospective Member List Purchase Agreement

Additionally, on October 10, 2012, the Company entered into a Prospective Member List Purchase Agreement (the “List Purchase Agreement”) that memorialized a prior verbal agreement with Triton.

Prior to and in anticipation of the commencement of the Company’s operations, Triton had acquired a list of names and contact information for approximately 9 million individuals (the “Potential Member List”) that the Company anticipates using as its initial marketing base to offer memberships in the Company’s Privileged World Travel Club.  Following the commencement of the Company’s business, the Company and Triton had verbally agreed to the terms of the sale of the Potential Member List to the Company, in exchange for the cancellation of certain debts of Triton acquired or to be acquired by the Company.

On October 10, 2012, the Company and Triton entered into the List Purchase Agreement, pursuant to which Triton sold the Potential Member List to the Company, and the Company agreed to the cancellation and return to Triton of $5,595,000 in promissory notes (the “Notes”) which the Company had acquired from prior holders of the Notes.  The Notes had previously been issued by Triton to certain individuals and investors in Triton, who had exchanged their notes, either directly with the Company for the issuance of shares of the Company’s restricted common stock, or with the UCST Trust, which had exchanged the Notes with the Company for the issuance of shares of the Company’s restricted common stock.

Information about Triton Distribution Systems, Inc.

Triton was organized as Petramerica Oil, Inc., a Colorado corporation (“Petramerica Oil”), in September 1986 to explore for oil and gas in the Rocky Mountain region of the United States. From inception, Petramerica Oil was primarily involved in raising capital and did not conduct any significant operations.  Petramerica Oil acquired all of the outstanding common stock of Triton Distribution Systems, Inc., a Nevada corporation (“Triton Nevada”), in July 2006 for 36,750,950 shares of Petramerica common stock. Triton Nevada was organized in January 2006 to engage in the travel business.  Petramerica Oil subsequently changed its name to Triton Distribution Systems, Inc.

Triton is a development stage Web-based electronic catalog primarily focused on travel services distribution. The travel marketplace is a global arena in which millions of “buyers” such as travel agents and consumers and “sellers” such as airlines, hotels, car rental agencies, cruise ship lines, tour operators and entertainment companies come together. Among the systems available to buyers in their search for travel options, availability and rates are Global Distribution Systems companies, known as “GDSs,” which are accessed primarily by travel agents and Internet travel Web site companies such as Cendant Corp.'s Orbitz, Expedia, Inc.'s Expedia.com and Sabre Holdings Corp.'s Travelocity, which are accessed by consumers. These systems electronically connect a vast network of travel product sellers and globally dispersed travel agents and consumers.

Triton was a publicly reporting company until 2009 when Triton filed a Form 15 and terminated its registration under Section 12(g) of the Exchange Act, as permitted in light of the combination of the number of shareholders and total assets of Triton for the preceding three fiscal years.  Triton’s Board of Directors has periodically reviewed the possibility of becoming a reporting company again, but has not had the access to capital to enable it to satisfy its obligations, including the costs relating to being a public company.  As of the date of this prospectus and the Registration Statement of which it is a part, Triton was trading on the OTC Pink Market (formerly, the Pink Sheets).

Neither this Prospectus nor the Registration Statement of which it is a part relate to any shares of Triton common stock or the business of Triton, other than in connection with Triton’s role as a shareholder or contract partner of Privileged.

Travel Services Agreement

On October 8, 2012, the Company entered into a Travel Services Agreement (the “Travel Agreement”) with China International Group Travel (“CIGT”), a division of China International Travel Service Limited, a Republic of China Government Enterprise (“CITS”), relating to the provision of travel services by the Company.

Pursuant to the Travel Agreement, the Company agreed to build a develop a travel-related website (the “Privileged Website”), using proprietary reservation software, that will permit the preparation of consolidated itineraries for travel within China, through a link to an external Chinese GDS to be provided by CIGT, and for international travel and travel within the US, including travel relating to the following cities: San Francisco, California; Los Angeles, California; Las Vegas, Nevada; Chicago, Illinois; Miami, Florida; Boston, Massachusetts; New York, New York; New Orleans, Louisiana; and Orlando, Florida (collectively, the “Travel Cities”).  Additionally, through the  Privileged Website, the Company agreed to provide consolidated itineraries for both the Chinese domestic travel and international travel to and among the Travel Cities by Chinese Citizens traveling to any one or more of the Travel Cities (collectively, the “Covered Travelers”).  Finally, the Company agreed to work with CIGT to arrange package tours to the Travel Cities, and will provide tour guide and assistance for such tours, pursuant to agreements, the terms and conditions of which will be determined by the Parties.

In exchange for these services to be provided by the Company, pursuant to the Travel Agreement, CIGT agreed to book all travel for the Covered Travelers through the Privileged Website.  CIGT further agreed that it would provide to the Company a functional link (together with all necessary technical support for functionality) to a TravelSky Technology Limited (“TravelSky”), a Chinese State-owned enterprise and dominant provider of IT solutions to China's air travel and tourism industries, and to obtain all necessary and proper permission and approval from TravelSky for use of the link on the Privileged Website.  CIGT further agreed to use the Privileged Website to book all domestic travel for the Covered Travelers in connection with their travel to the Travel Cities, using the link to TravelSky on the Privileged Website.   Finally, CIGT agreed to pay for all booked travel pursuant to the terms to be provided by the Company in connection with applicable tour packages for the Travel Cities.

Both the Company and CIGT agreed to maintain the confidentiality of each others’ confidential and trade secret information and documentation.  Moreover, the Company and CIGT agreed that each would be responsible for payment of their respective taxes in connection with the operation of their businesses.

The term of the Travel Agreement runs from October 8, 2012, through December 31, 2015, and may be renewed for additional one-year terms on the written agreement of the Company and CITG.

Common Stock Purchase Agreement

On October 5, 2012, the Company entered into an agreement to sell and issue 5,000,000 shares of its restricted common stock in exchange for a purchase price of Five Million Dollars ($5,000,000).

Pursuant to the agreement, the purchase price, minus any prior advances to the Company, will be paid to the Company within ten (10) days of the date of effectiveness of the Company’s Registration Statement on Form S-1.  The purchaser is committed to purchasing the shares.

The sale of the shares was made pursuant to Regulation S, and the purchaser made written representations and warranties to the Company that it was purchasing for its own accounts, for investment, and not with a view to distribution of the shares; that by reason of their business or financial experience, or that of its professional advisors, it was capable of evaluating the merits and risks of an investment in the Company in connection with the transaction; that the shares would contain a legend to the effect that transfer is prohibited except in accordance with the provisions of such Regulation S; and that the Company was required to refuse to register any transfer of any securities issued to the investor not made in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

No public solicitation was undertaken in connection with the private purchase and sale of the shares.  The investor had a pre-existing business relationship with the Company and its officers and directors.

Risks Associated With Our Business

Our ability to execute our strategy and capitalize on our competitive strengths is subject to a number of risks more fully discussed in the “Risk Factors” section immediately following this summary.  Before you invest in our shares, you should carefully consider all of the information in this Prospectus, including matters set forth under the heading “Risk Factors,” such as:

•

the fact that we are an emerging growth company, with a limited operating history;

•

the relatively recent commercialization of our technology;

•

technological advances by our competitors;

•

the unknown level of market acceptance of our technology and related system;

•

the potential loss of any key employees; and

•

the availability of capital on terms satisfactory to us.

By way of further explanation, we are dependent on the knowledge, skill and expertise of several key founding and business development employees, including the current executive officers and outside consultants: Gregory Lykiardopoulos and Adam Himmelman (Directors and Officers), and David Sao Marcos (Consultant).  The loss of any of the key personnel listed above could materially and adversely affect our future business efforts.

Company Information

We are organized in the State of Delaware. Our principal executive offices are located at 1 Blackfield Drive, Tiburon, California 94920.  Our telephone number is (415) 888-2478.  We maintain a website at http://www.privilegedworldtravel.com/. The URL of our website is included herein as an inactive textual reference.  Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus or the registration statement of which it is a part.

The Offering

Common Stock offered by Selling Stockholders	910,056 shares of Common Stock (the “Shares”). No shares of Common Stock are offered by the Company under this Prospectus.

Common Stock outstanding before the Offering	18,201,125 shares of Common Stock as of August 21, 2012.

Common Stock outstanding after the Offering	18,201,125 shares of Common Stock.

Terms of the Offering	The Selling Stockholders will determine when and how and at what prices they will sell the Shares offered in this Prospectus.

Termination of the Offering	This Offering will terminate 12 months after the registration statement to which this Prospectus is made a part is declared effective by the SEC.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders.

Risk Factors

The investment in the Shares offered hereby involves a high degree of risk and the Shares should not be purchased by investors who cannot afford the loss of their entire investment. See, “Risk Factors” beginning on page 11.

_________________

The Selling Stockholders

The Selling Stockholders are 38 individuals or entities who hold shares of our Common Stock, including 10 stockholders who received shares in exchange for services rendered to Privileged, and 28 stockholders who received shares in exchange for debts owed by Triton.  The Selling Stockholders who are former creditors of Triton, agreed to exchange their right to receive repayment from Triton for shares of our Common Stock at a price of $1.00 per share, together with our agreement to file a registration statement covering the resale of up to five percent (5%) of the shares issued in exchange for Triton’s debt.    See “Selling Stockholders” on page 52.

Once the registration statement of which this Prospectus is part becomes effective with the SEC, and once a public market develops, the Selling Stockholders may sell the Shares indicated above in public transactions or otherwise, on the OTC Bulletin Board (or such other public market as may develop) or in privately negotiated transactions.  Those resales may be at the then-prevailing market price or at any other price that a particular Selling Stockholders may negotiate.  The Selling Stockholders act independently of one another in making a determination to sell the Shares owned by them and they do not act as or form a group for purposes of their ownership or disposition of the Shares offered hereunder.  There is no guarantee that a public market in the Common Stock will develop in the foreseeable future or ever.

RISK FACTORS

An investment in the Shares of our Common Stock being offered for resale by the Selling Stockholders is highly speculative in nature, involves a high degree of risk, and is suitable only for persons who can afford to risk the loss of the entire amount invested.  Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects.  If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to our Business and Industry

Because we have a limited operating history and no or nominal revenues to date, we may be unable to achieve or maintain profitability.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We have limited financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

Our ability to continue as a business and implement our business plan will depend on our ability to raise sufficient debt or equity.   There is no assurance such debt and/or equity offerings will be successful or that we will remain in business or be able to implement our business plan if the offerings are not successful.

If we are unable to successfully develop our websites and market our travel services and Travel Club, our business and financial condition will be adversely affected.

With the development of our websites, we are subject to the risks generally associated with new technology introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of systems to perform as expected. In order to introduce and market new or enhanced websites and services successfully with minimal disruption in customer purchasing patterns, we must manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, additional Member benefits or other travel services or updates that respond to technological advances by others, that our new travel offerings will adequately address the changing needs of the market , or that we will successfully manage website or travel service transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved travel services and technologies could have a material adverse effect on our results of operations and financial condition.

The Software we have licensed from Triton is fully operational.  However, we can only use the Software through our websites for international and domestic travel.  Our websites are currently undergoing development and were not functional as of the date of this Prospectus. While certain aspects of the website may currently be functioning on a basic level, we must perform more development and testing to ensure that the different components work together effectively and the technology being developed by us is accurate, performs well and integrates and tracks information specific to our Members.

We have no dividend history and have no intention to pay dividends in the foreseeable future. Investors in our shares would have to rely on the value of those shares and the market, if any, for such shares in order to realize any benefit from their ownership of our stock.

We have never paid dividends on or in connection with the Common Stock and do not intend to pay any dividends to common stockholders or with respect to any of class of our equity securities for the foreseeable future.  Ownership of our Common Stock will not provide dividend income to the holder, and holders should not rely on investment in our Common Stock for dividend income.  Any increase in the value of investment in our Common Stock could come only from a rise in the market price of our Common Stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price, if established, will rise to provide any such increase.

We have a history of losses, which raises substantial doubt about our ability to continue as a going concern.

We have incurred losses since inception and have not yet begun operations.  These losses and lack of operations to date raise substantial doubt about our ability to continue as a going concern.  The accompanying audited consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

We may require additional financing in the future, which may not be available, or may not be available on favorable terms.  If we cannot obtain such financing, we may be required to cease operations.

We may need additional funds to finance our operations, to make additional investments, or to acquire complementary businesses or assets.  We may be unable to generate these funds from our operations and we may not be able to obtain financing from other sources, including the sale of our securities, on terms that will be favorable to us.  If we cannot raise capital when it is needed, we may be required to reduce or suspend operations or go out of business altogether. Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, if our products and services developed are not well-received or if our stock price or trading volume is low. Additional funding may not be available on favorable terms to us, or at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in further dilution to our stockholders. If we raise money through debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we cannot sustain our working capital needs with financings or if available financing is prohibitively expensive, we may not be able to complete the commercialization of our products and services. As a result, we may be required to discontinue our operations without obtaining any value for our products and services, which could eliminate stockholder equity, or we could be forced to relinquish rights to some or all of our products in return for an amount substantially less than we expended.

If we are unable to continue to bring in new Members, we may not be able to increase or sustain our profitability on a quarterly or annual basis in the future.

Much of our anticipated revenue is anticipated to be derived from recruiting new members. Our anticipated revenue will increase and decrease with the level of Membership recruitment activity and is therefore highly subject to declines of our sales and therefore of our revenues. Factors that may adversely affect difficulties in recruiting new Members include:

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economic downturns and recessions;

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global security issues, political instability, acts of terrorism, hostilities and war;

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inclement weather, such as the recent tsunami which devastated parts of Southeast Asia;

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 exposure to contagious diseases such as SARS and avian bird flu;

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economic and political issues in the Middle East, Asia, Latin America and elsewhere; and

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the financial condition of future members.

The possibility of further terrorist attacks, hostilities and war, as well as the global economic downturn could have a material adverse effect on our business.

Worldwide financial instability may continue to adversely affect many countries. The worldwide financial instability could have an adverse impact on our anticipated revenue, financial performance in general, operations and liquidity and capital resources.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from a small number of very prominent companies in the market place. If we are unable to compete effectively, competitors could divert our customers away from our products.

Our success depends on maintaining the integrity of, and upgrading the quality of, our systems and infrastructure. If we are unable to do so, we will be unable to retain our customers or attract new Members.

In order to be successful, we must provide reliable, real-time access to our systems for our customers and while also pursuing a low-cost model. If our operations grow in both size and scope, we will continuously need to improve and upgrade our systems and infrastructure to offer an increasing number of customers enhanced products, services, features and functionality, all while maintaining the reliability and integrity of our systems and infrastructure and while pursuing the lowest cost per transaction. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase.

Providing services to an international marketplace poses special risks, which could increase our costs and require us to allocate significant management resources to address.

We offer our services to Members located in the United States and in other countries, which requires management attention and special resources.  The fact that our Members are located in or purchasing services available for travel in and to locations outside the United States carries a number of risks, including the following:

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Challenges caused by distance, language and cultural differences;

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longer customer payment cycles in some countries;

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increased credit risk and higher levels of payment fraud;

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legal and regulatory restrictions;

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foreign exchange controls that might prevent us from repatriating cash earned in other countries;

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political and economic instability and export restrictions; and

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potentially adverse tax consequences.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act.  Other than our Chairman and CEO, the rest of our management team lacks public company experience, which could impair our ability to comply with these legal, accounting, and regulatory requirements.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 (“SOX”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

We are a public company.  The current regulatory climate for public companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC.  Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various SEC reporting and other regulatory requirements. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with SOX Section 404 regarding internal controls over financial reporting.  Our management’s evaluation over our internal controls over financial reporting may determine that material weaknesses in our internal control exist.  If, in the future, management identifies material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price, and subject us to sanctions or investigation by regulatory authorities.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We do not have officer and director liability insurance or general liability insurance for our business.  We may be unable to maintain sufficient insurance to cover liability claims made against us or against our officers and directors.  If we are unable to adequately insure our business or our officers and directors, our business will be adversely affected and we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and By-Laws provide, with certain exceptions as permitted by Delaware corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and By-Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, to grow our Member base, to expand into new markets, or to provide new services.  As such, the anticipated benefits of those acquisitions may never be realized.

We may acquire other businesses to grow our customer base, to expand into new markets, or to provide new services.  We may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no additional material acquisitions or investments are currently pending.  Acquisitions may be accompanied by risks such as:

·	difficulties in assimilating the operations and employees of acquired companies;
·	diversion of our management’s attention from ongoing business concerns;
·	our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;
·	additional expense associated with amortization of acquired assets;
·	additional expense associated with understanding and development of acquired business;
·	maintenance and implementation of uniform standards, controls, procedures and policies; and
·	impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

We must attract and retain skilled personnel.  If we are unable to hire and retain technical, sales and marketing, and operational employees, our business could be harmed.

Our revenue is generated through our Members’ use of our website and related technology.  Our ability to manage our growth will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel.  We intend to hire additional employees, including software engineers, sales and marketing employees and operational employees.  The competition for qualified sales, technical, and managerial personnel in the entrepreneurial community, is intense, and we may not be able to hire and retain sufficient qualified personnel.  In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the knowledge, skill and expertise of several key founding and business development employees, including the current executive officers and outside consultants: Gregory Lykiardopoulos and Adam Himmelman (Directors and officers), and David Sao Marcos (Consultant).  The loss of any of the key personnel listed above could materially and adversely affect our future business efforts.  Although we have taken reasonable steps to protect our intellectual property rights including obtaining non-competition and non-disclosure agreements from all of our employees and independent contractors, if one or more of our key employees, executive employees, or independent contractors resigns to join a competitor, to the extent not prohibited by such person’s non-competition and non-disclosure agreement, the loss of such personnel and the employment of such personnel by a competitor could have a material adverse effect on us.  We do not presently have any key man life insurance on any of our employees.

Our failure to respond to rapid change in the technologies of the global market could cause us to lose revenue and could harm our business.

Our success will depend substantially upon our ability to enhance our offering of products and services to our Members, and to develop and introduce, on a timely and cost-effective basis, new products, services, and features that meet the changing requirements of our Members and incorporate technological advancements.  If we are unable to develop new products and services and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing products and services with sales of new products or services, our business will suffer.

If we do not continue to innovate and provide tools and services that are useful to travelers, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on continued innovation to provide features and services that make our websites and mobile applications useful for travelers. Many of our competitors are constantly developing innovations in online travel-related services and features. As a result, we must continue to invest significant resources in research and development in order to continually improve the speed, accuracy and comprehensiveness of our services. If we are unable to continue offering innovative products and services, we may be unable to attract additional users or retain our current users, which could adversely affect our business, results of operations and financial condition.

Competition from general search engine companies could adversely affect us by reducing traffic to our website and mobile applications and by creating a competitive product that people choose over Privileged Travel Club when searching for travel online.

Large, established Internet search engines with substantial resources and expertise in developing online commerce and facilitating Internet traffic are creating, and are expected to create further, inroads into online travel, both in the U.S. and internationally. For example, in addition to its acquisition of ITA, Google has launched a travel search offering that displays hotel and airfare information and rates to travelers. Moreover, Microsoft acquired one of our competitors, Farecast.com, in 2008 and re-launched it as Bing Travel, a travel search engine which not only allows users to search for airfare and hotel reservations but also purports to predict the best time to purchase. These initiatives appear to represent a clear intention by Google and Microsoft to appeal more directly to travel consumers and travel suppliers by providing more specific travel-related search results, which could lead to more travelers using services offered by Google or Bing instead of those offered on our websites and mobile applications. For example, Google has launched the ability for users of its website to search for hotel and airfare pricing and availability, and as Google integrates such offerings with other Google services such as Google maps and weather information, then the number of users that visit our websites and our ability to attract advertising dollars could be negatively impacted. According to Experian Hitwise, in September 2010, approximately 30% of traffic to travel-related websites began with Google. Google or other leading search engines could choose to direct general searches on their respective websites to their own travel search service and/or materially improve search speed through hardware investments, which also could negatively impact the number of users that visit our websites and our ability to attract advertising dollars. If Google or other leading search engines are successful in offering services that directly compete with ours, we could lose traffic to our websites and mobile applications, which could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to maintain and increase brand awareness and preference, which could limit our ability to maintain our current financial performance or achieve additional growth.

We rely heavily on the Privileged brand, and we are a relative newcomer to the travel services market. Awareness, perceived quality and perceived differentiated attributes of our brands are important aspects of our efforts to attract and expand the number of travelers who use our websites and mobile applications. Since many of our competitors have more resources than we do, and can spend more advertising their brands and services, we are required to spend considerable money and other resources to preserve and increase our brand awareness. Should the competition for top-of-mind awareness and brand preference increase among online travel services, we may not be able to successfully maintain or enhance the strength of our brand. Even if we are successful in our branding efforts, such efforts may not be cost effective. If we are unable to maintain or enhance traveler and advertiser awareness of our brand cost effectively, our business, results of operations and financial condition would be adversely affected.

Competition from other travel companies could result in a decrease in the amount and types of travel information we display, a loss of travelers using our products and services and a decrease in our financial performance.

We operate in the highly competitive online travel category. Many of our current and potential competitors, including general search engines, Online Travel Agents (“OTAs”), travel supplier websites and other travel websites, have existed longer and have larger customer bases, greater brand recognition and significantly greater financial, marketing, personnel, technical and other resources than Privileged. Some of these competitors may be able to secure services on more favorable terms. In addition, many of these competitors may be able to devote significantly greater resources to:

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marketing and promotional campaigns;

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attracting and retaining key employees;

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securing participation of travel suppliers and access to travel information, including proprietary or exclusive content;

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website and systems development; and

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enhancing the speed at which their services return user search results.

In addition, consolidation of travel suppliers and OTAs could limit the comprehensiveness of our query results and the need for our services and could result in advertisers terminating their relationships with us.

Increased competition could result in reduced operating margins and loss of market share. There can be no assurance that we will be able to compete successfully against current and future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition.

Changes in general search engine algorithms and dynamics or termination of traffic-generating arrangements could result in a decrease in the number of people directed to our websites.

We plan to use Internet search engines, principally through the purchase of travel-related keywords, to generate traffic to our websites. The purchase of travel-related keywords consists of anticipating what words and terms consumers will use to search for travel on general search engines and then bidding on those words and terms in the applicable search engine’s auction system. We plan to bid against other advertisers for preferred placement on the applicable general search engine’s results page. Search engines, such as Google, frequently update and change the logic which determines the placement and ordering of results of a user’s search, which may reduce the effectiveness of the keywords we have purchased. If a major search engine, such as Google, changes its algorithms in a manner that negatively affects the search engine ranking of our websites, or changes its pricing, operating or competitive dynamics to our disadvantage, our business, results of operations and financial condition could be adversely affected. We also plan to rely to a certain extent on advertisements that we place on websites other than general search engines. A loss of one or more of these traffic-generating arrangements as an advertising channel could result in fewer people using our services.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Our culture is important to us and we anticipate that it will be a major contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Failure to maintain our culture could negatively impact our operations and business results.  Additionally, expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal control over financial reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

We are dependent on the leisure travel industry and declines in leisure travel or discretionary spending generally could reduce the demand for our services.

Our financial prospects are significantly dependent upon leisure travelers using our services. Leisure travel, including leisure airline tickets, hotel room reservations and rental car reservations, is dependent on personal discretionary spending levels. Leisure travel services tend to decline, along with the advertising dollars spent by travel suppliers, during general economic downturns and recessions. The current worldwide economic conditions have led to a general decrease in leisure travel and travel spending, which has negatively impacted the demand for our services.

Events beyond our control also may adversely affect the leisure travel industry, with a corresponding negative impact on our business and results of operations. Natural disasters, including hurricanes, tsunamis, earthquakes or volcanic eruptions, as well as other natural phenomena, such as outbreaks of H1N1 influenza (swine flu), avian flu and other pandemics and epidemics, have disrupted normal leisure travel patterns and levels. The leisure travel industry is also sensitive to other events beyond our control, such as work stoppages or labor unrest at any of the major airlines, political instability, regional hostilities, increases in fuel prices, imposition of taxes or surcharges by regulatory authorities, travel related accidents and terrorist attacks, any of which could have an impact on our business and results of operations. Although the September 2001 terrorist attacks in the U.S. occurred before we were formed, those attacks had a dramatic and sustained impact on the leisure travel industry, and any future terrorist attack, whether on a small or large scale, could have a material and negative impact on our business and results of operations.

We rely on the performance of highly skilled personnel, including senior management and our technology professionals, and if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

 We believe our success has depended, and continues to depend, on the efforts and talents of our senior management and our highly skilled team members, including our software engineers. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The loss of any of our senior management or key employees could materially adversely affect our ability to build on the efforts they have undertaken and to execute our business plan, and we may not be able to find adequate replacements. In particular, the contributions of certain key senior management in the U.S. are critical to our overall success. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. We do not maintain any key person life insurance policies.

Competition for well-qualified employees in all aspects of our business, including software engineers and other technology professionals, is intense both in the U.S. and abroad. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate existing employees. Our software engineers and technology professionals are key to designing code and algorithms necessary to our business. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business would be adversely affected.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of SOX. The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may have one or more material weaknesses, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. We will be required to perform the annual review and evaluation of our internal controls no later than for the fiscal year ending December 31, 2013. However, we initially expect to qualify as a smaller reporting company and as an emerging growth company, and thus, we would be exempt from the auditors’ attestation requirement until such time as we no longer qualify as a smaller reporting company and an emerging growth company. We would no longer qualify as a smaller reporting company if the market value of our public float exceeded $75 million as of the last day of our second fiscal quarter in any fiscal year following this offering. We would no longer qualify as an emerging growth company at such time as described in the risk factor immediately below.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to evaluate our internal controls needed to comply with Section 404. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

While we currently qualify as an “emerging growth company” under the JOBS Act, we will lose that status at the latest by the end of 2017, which will increase the costs and demands placed upon our management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million on the last day of our second fiscal quarter in any fiscal year following this offering, which would disqualify us as a smaller reporting company.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have made an irrevocable election to “opt out” of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B).

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

Any significant disruption in service on our websites or in our computer systems, which are currently hosted primarily by third-party providers, could damage our reputation and result in a loss of users, which would harm our business and operating results.

 Our brands, reputation, and ability to attract and retain travelers to use our websites and mobile applications will depend upon the reliable performance of our network infrastructure and content delivery processes. We are subject to the risk of interruptions in these systems, including server failures that could temporarily slow down the performance of our websites and mobile applications. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our services on our websites and mobile applications and prevent or inhibit the ability of travelers to access our services. Problems with the reliability or security of our systems could harm our reputation, and damage to our reputation and the cost of remedying these problems could negatively affect our business, financial condition and results of operations.

Governmental regulation and associated legal uncertainties could limit our ability to expand our product offerings or enter into new markets and could require us to expend significant resources, including the attention of senior management, to review and comply with such regulations.

 Many of the services we offer are regulated by federal and state governments, and our ability to provide these services is and will continue to be affected by government regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

In particular, the United States Department of Transportation, or DOT, regulates the advertising and sale of air transportation. The DOT actively enforces its regulations and recently made significant changes to the regulations and standards that apply to air carriers and ticket agents. While we are neither an air carrier nor a ticket agent, to the extent we expand our business model in the air transportation area to facilitate bookings, we could become subject to DOT oversight, which would require us to incur significant compliance costs and may require us to change our business practices with respect to the display of airfare and airfare advertising.

We assist with the processing of customer credit card transactions which results in us receiving and storing personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This legislation and regulation is generally intended to protect the privacy and security of personal information, including credit card information, which is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if government regulations require us to significantly change our business practices with respect to this type of information.

Fluctuations in foreign currency exchange rates affect financial results in U.S. dollar terms and could negatively impact our financial results.

We anticipate that a portion of our revenues will come from international operations. Revenues generated and expenses incurred from international operations are often denominated in local currencies. As a result, our consolidated U.S. dollar financial statements are subject to fluctuations due to changes in exchange rates as the financial results of our international transactions are translated from local currencies into U.S. dollars. Our financial results are subject to changes in exchange rates that impact the settlement of transactions in non local currencies.

Risks Related to Our Intellectual Property

We depend heavily on our intellectual property portfolio to differentiate our services from those of our competitors.  We may not be able to adequately protect our intellectual property, which could harm the value of our brands and adversely affect our business.

We regard our intellectual property as critical to our success, and we rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements to protect our proprietary rights. If we are not successful in protecting our intellectual property, it could have a material adverse effect on our business, results of operations and financial condition.

There can be no assurance that our patent applications will be approved, that any patents issued will adequately protect our intellectual property, or that such patents will not be challenged by third parties or found to be invalid or unenforceable or that our patents will be effective in preventing third parties from utilizing a copycat business model to offer the same service in one or more categories. Moreover, we rely on intellectual property and technology developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms.

Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are provided. The laws of certain countries do not protect proprietary rights to the same extent as the laws of the U.S. and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology adequately against unauthorized third party copying or use, which could adversely affect our competitive position. We have licensed in the past, and expect to license in the future, certain of our proprietary rights, such as trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation, even if we have agreements prohibiting such activity. Also to the extent third parties are obligated to indemnify us for breaches of our intellectual property rights, these third parties may be unable to meet these obligations. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

A substantial amount of our processes and technologies is protected by trade secret laws. In order to protect these technologies and processes, we rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products by copying functionality. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

Our use of “open source” software could adversely affect our ability to offer our services and subject us to possible litigation.

We use open source software in connection with our development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software, or claiming noncompliance with open source licensing terms. Some open source licenses require users who distribute software containing open source to make available all or part of such software, which in some circumstances could include valuable proprietary code of the user. While we monitor the use of open source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose our proprietary source code or pay damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop products and services that are similar to or better than ours.

Risks Related to this Offering and Ownership of Our Common Stock

There is no prior market for our securities and an active trading market may not develop.

Prior to this offering, there has been no public market for our Common Stock. The offering price for the Shares in this offering will be determined by the Selling Stockholders, based on certain historical transactions between the Company and the Selling Stockholders, and may not be indicative of the market price of our Common Stock after this offering, should a market for the Common Stock develop. If you purchase Shares in this offering, you may not be able to resell those Shares at or above the price you paid for them. We cannot predict the extent to which investor interest will lead to the development of an active trading market on the OTC Bulletin Board or otherwise or how liquid that market might become. An active public market for our Common Stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of Common Stock at a price that is attractive to you, or at all.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price and the price of our Common Stock may fluctuate significantly.

After this offering, the market price for our Common Stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our Common Stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

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traveler preferences and competition from other travel sites;

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changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;

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changes in key personnel;

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entry into new geographic markets;

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actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

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changes in operating performance and stock market valuations of other Internet travel services companies;

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investors’ perceptions of our prospects and the prospects of the online travel industry;

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fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

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the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

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announcements relating to litigation;

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financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

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changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock;

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the development and sustainability of an active trading market for our Common Stock;

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future sales of our Common Stock by our officers, directors and significant stockholders; and

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changes in accounting principles affecting our financial reporting.

These and other factors may lower the market price of our Common Stock, regardless of our actual operating performance. As a result, our Common Stock may trade at prices significantly below the initial public offering price.

The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many Internet travel services companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Until the Recapitalization, we were a shell company.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

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The issuer of the securities that was formerly a shell company has ceased to be a shell company,

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The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

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The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

As a result, although the registration statement on Form 10 originally filed with the SEC on June 6, 2012, intended to provide “Form 10 Information,” the original Form 10 stated only that the company was a blank-check shell, seeking a transaction with another entity.  On August 28, 2012, the Company filed a Current Report on Form 8-K, frequently referred to as a “super 8-K,” to provide additional information about the Company’s planned operations, contracts, shareholders, management, financial position, and other information constituting “Form 10 Information” under the SEC’s regulations.   On October 11, 2012, the Company filed an additional Current Report on Form 8-K, outlining additional developments in the Company’s business, new agreements, and the memorialization of the acquisition of significant assets.  Nevertheless,  because of the Company’s history as a shell company, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations.  Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

Future sales of our Common Stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our Common Stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our Common Stock and could impair our ability to raise capital through the sale of additional shares. Upon completion of this offering, we will have approximately 18,200,000 shares of Common Stock outstanding.  Our shares of Common Stock offered in this offering will be freely tradable without restriction under the Securities Act, except for any shares of our Common Stock that may be held or acquired by our directors, executive officers and other “affiliates,” as that term is defined in the Securities Act, which will be restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our Common Stock could be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our Common Stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceased coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which could cause our stock price and trading volume to decline.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to make a formal assessment of the effectiveness of our internal controls over financial reporting under Section 302.  In addition, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we will be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

Our management and other affiliates have significant control of our Common Stock and could control our actions in a manner that conflicts with the interests of other stockholders.

After the offering, we anticipate that our executive officers, directors and their affiliated entities together will beneficially own approximately 49% of our Common Stock, representing approximately 49% of the voting power of our outstanding capital stock. As a result, these stockholders, acting together, will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

We do not expect to pay any cash dividends for the foreseeable future.

The continued operation and growth of our business will require substantial cash. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our Common Stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, contractual restrictions relating to indebtedness we may incur, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our Common Stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our Common Stock.

Anti-takeover provisions in our charter documents and Delaware law might discourage or delay acquisition attempts for us that you might consider favorable.

Our amended and restated Certificate of Incorporation and amended and restated By-Laws contain provisions that may make the acquisition of us more difficult without the approval of our Board of Directors. These provisions, among other things:

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authorize the issuance of previously undesignated preferred stock, the terms of which may be established and the shares of which may be issued at the discretion of our Board of Directors without stockholder approval, and which may include supermajority voting, special approval, dividend or other rights or preferences superior to the rights of the holders of Common Stock;

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prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

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provide that only the chairperson of our Board of Directors, chief executive officer or a majority of the Board of Directors may call a special meeting of stockholders;

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provide that our Board of Directors is expressly authorized to make, alter or repeal our amended and restated By-Laws;

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provide that vacancies on our Board of Directors may be filled only by a majority of directors then in office, even though less than a quorum; and

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establish advance notice requirements for nominations for elections to our Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These anti-takeover provisions and other provisions under Delaware law may prevent new investors from influencing significant corporate decisions, could discourage, delay or prevent a transaction involving a change-in-control, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this Prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this Prospectus will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this Prospectus, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Prospectus.

USE OF PROCEEDS

The Selling Stockholders may sell all of the Shares covered by this Prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of the Common Stock.

DIVIDEND POLICY

To date, we have never declared dividends or paid cash dividends on our Common Stock. In the future, if we become profitable, our Board of Directors may, in its discretion, declare a dividend on our Common Stock from our surplus earnings.  There is no assurance that we will ever become profitable or that we will have surplus earnings from which a dividend can be paid.  The declaration of dividends will be at the discretion of the Board of Directors and will depend upon our earnings, financial position, general economic conditions and other pertinent factors.

DETERMINATION OF OFFERING PRICE

The price of the shares offered by the Selling Stockholders will be determined by the Selling Stockholders based, among other factors, on certain historical transactions between the Company and the Selling Stockholders.  We have no agreement, written or oral, with our Selling Stockholders about this price in this offering.  Each Selling Stockholder will act independently in determining the price at which its Shares are sold.  The offering price may bear no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered by a Selling Stockholder in setting the offer price for its Shares might include:

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our lack of operating revenues;

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the price at which we have sold our stock in offerings not registered under the Securities Act;

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what the Selling Stockholders consider to be our growth potential;

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the price at which we issued our Common Stock to certain of the Selling Stockholders in exchange for debt and for services; and

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the price the Selling Stockholder believes a purchaser is willing to pay for our stock;

Prior to this offering, there has been no market for our securities.

OUR BUSINESS

Privileged World Travel Club, Inc.

“The Exclusive Society for Prestigious Travelers”

Corporate History

Corporate History

Privileged World Travel Club, Inc. (“Privileged”), was incorporated in Delaware on May 18, 2012, as APEX 4 Inc. (“APEX 4”).  On June 6, 2012, APEX 4 filed a registration statement on Form 10 to register with the U.S. Securities and Exchange Commission (the “SEC”) as a public company.  The Form 10 was declared effective by the SEC on July 11, 2012.

On July 17, 2012, Richard Chiang, then the sole director and stockholder of APEX 4, appointed Gregory Lykiardopoulos, Chairman and CEO of Triton Distribution Systems, Inc. (“Triton”), as a director of APEX 4.  Subsequently, on July18, 2012, Mr. Chiang and Mr. Lykiardopoulos entered into a Stock Purchase Agreement whereby Mr. Lykiardopoulos purchased 10,000,000 shares of Common Stock of APEX 4 from Mr. Chiang, which constituted 100% of the issued and outstanding shares of APEX 4 Common Stock.  Mr. Chiang then resigned from all positions with APEX 4.

Mr. Lykiardopoulos as the sole director and stockholder of APEX 4 then appointed himself as President, Chief Executive Officer, and Chairman of the Board of APEX 4, and by amendment to our Certificate of Incorporation, changed the name of the Company to Privileged World Travel Club, Inc., on July 19, 2012.

Mr. Lykiardopoulos subsequently assigned and transferred the 10,000,000 shares to Triton, which agreed to the cancellation of 1,875,000 shares, resulting in Triton owning 8,125,000 shares of our Common Stock.  Mr. Lykiardopoulos subsequently was granted 750,000 shares of our restricted Common Stock as partial consideration for services performed by him on behalf of the Company and its affiliates.  Both Mr. Lykiardopoulos and Triton are Selling Stockholders in this offering.

Additionally, as discussed in more detail below under the heading “Selling Stockholders,” Privileged issued shares of its common stock to certain of the selling shareholders in exchange for approximately $5,595,000 in promissory notes issued by Triton.  In anticipation of the commencement of Privileged’s operations, Triton acquired a list of approximately 9 million prospective members pursuant to a Prospective Member List Purchase Agreement, described in more detail below, which management anticipates using as the Company’s initial marketing base to offer memberships in the Privileged World Travel Club.  Triton transferred the list of potential members to Privileged in exchange for the cancellation of $5,595,000 of the Triton notes.

Material Agreements

Since inception of the Company, and in connection with the development of our business strategy and the commencement of our operations, we have entered into several contracts and agreements relating to rights, services to, and assets of the Company.

License Agreement

Triton License Agreement

On August 21, 2012, the Company entered into a license agreement (the “License Agreement”) with Triton.   Pursuant to the License Agreement with Triton, we obtained from Triton a non-exclusive right and license (the “License”) to use Triton’s Reservation Expert™ (the “Software”), for the purpose of providing services to our Members. Through our use of the License, our Members are able to make travel reservations, book airline seats, issue airline tickets, purchase tour and entertainment tickets and amusement park admissions, as well as book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the Privileged website.

Pursuant to the License Agreement, we agreed to pay to Triton a license fee (the “Fee”) of One Hundred Fifty Thousand Dollars ($150,000), not later than fifteen (15) days following the execution of the Triton Agreement, as a one-time license fee (the “License Fee”) for the Software.  Triton has agreed to defer that payment until January 31, 2013.  We also agreed to pay to Triton an annual royalty payment (the “Royalty Fee”) of Two Million Dollars ($2,000,000), payable annually on the anniversaries of the Effective Date of the Triton Agreement, although Privileged may prepay all or any portion of the annual Royalty Fee in its discretion.

Triton agreed to deliver to the Company on or before September 1, 2012, working installations of the Software, unless such deadline is extended pursuant to agreement by the Company and Triton.  Triton has made the Software available to the Company for use in its websites when they are developed.

Information about Triton Distribution Systems, Inc.

Triton was organized as Petramerica Oil, Inc., a Colorado corporation (“Petramerica Oil”), in September 1986 to explore for oil and gas in the Rocky Mountain region of the United States. From inception, Petramerica Oil was primarily involved in raising capital and did not conducted any significant operations.  Petramerica Oil acquired all of the outstanding common stock of Triton Distribution Systems, Inc., a Nevada corporation (“Triton Nevada”), in July 2006 for 36,750,950 shares of Petramerica common stock. Triton Nevada was organized in January 2006 to engage in the travel business.  Petramerica Oil subsequently changed its name to Triton Distribution Systems, Inc.

Triton is a development stage Web-based electronic catalog primarily focused on travel services distribution. The travel marketplace is a global arena in which millions of “buyers” such as travel agents and consumers and “sellers” such as airlines, hotels, car rental agencies, cruise ship lines, tour operators and entertainment companies come together. Among the systems available to buyers in their search for travel options, availability and rates are Global Distribution Systems companies, known as “GDSs,” which are accessed primarily by travel agents and Internet travel Web site companies such as Cendant Corp.'s Orbitz, Expedia, Inc.'s Expedia.com and Sabre Holdings Corp.'s Travelocity, which are accessed by consumers. These systems electronically connect a vast network of travel product sellers and globally dispersed travel agents and consumers.

Triton was a publicly reporting company until 2009 when Triton filed a Form 15 and terminated its registration under Section 12(g) of the Exchange Act, as permitted in light of the combination of the number of shareholders and total assets of Triton for the preceding three fiscal years.  Triton’s Board of Directors has periodically reviewed the possibility of becoming a reporting company again, but has not had the access to capital to enable it to satisfy its obligations, including the costs relating to being a public company.  As of the date of this prospectus and the Registration Statement of which it is a part, Triton was trading on the OTC Pink Market (formerly, the Pink Sheets).

Neither this Prospectus nor the Registration Statement of which it is a part relate to any shares of Triton common stock or the business of Triton, other than in connection with Triton’s role as a shareholder or contract partner of Privileged.

Consulting Agreements

On August 1, 2012, in connection with the preparations for the commencement of the Company’s business, we entered into several consulting agreements relating to the provision of services to the Company or its predecessor entities.  The consultants with whom we contracted are among the selling shareholders under this Prospectus and the Registration Statement of which it is a part.

The Company entered into a consulting agreement with Michelle Lu, the administrator of UCST, on August 1, 2012, to commemorate the services provided prior to August 1, 2012, and to spell out additional services to be provided, including continuing to work with the Triton noteholders and the beneficiaries of the UCST Trust.  Pursuant to this Agreement, the Company agreed to issue 750,000 shares of the Company’s common stock as payment for the services provided.

The Company entered into a consulting agreement with Alexander Lykiardopoulos on August 1, 2012, to commemorate the services provided prior to that date, and to spell out the services to be provided, including providing technical support relating to the integration of the Software, assisting with the development of the website, and introductions to other IT consultants.  Pursuant to this Agreement, the Company agreed to issue 750,000 shares of the Company’s common stock as payment for the services provided and to be provided.  Alexander Lykiardopoulos is the son of Gregory Lykiardopoulos.

The Company entered into a consulting agreement with Legacy Opportunity Fund (of which Rodney Sampson is the manager and director), on August 1, 2012, to commemorate the services provided prior to that date, and to spell out the services to be provided, including sales and marketing assistance, and introductions to travel industry consultants.  Pursuant to this Agreement, the Company agreed to issue 125,000 shares of the Company’s common stock as payment for the services provided and to be provided.

 The Company entered into a consulting agreement with Charles Wagner on August 1, 2012, to commemorate the services provided prior to that date, and to spell out the services to be provided, including providing technical support relating to the continuing development of the website, and introductions to other IT consultants.  Pursuant to this Agreement, the Company agreed to issue 150,000 shares of the Company’s common stock as payment for the services provided and to be provided.

The Company entered into a consulting agreement with Adam Himmelman, who subsequently became a director of the Company, on August 1, 2012, to commemorate the services provided prior to that date, and to spell out the services to be provided, including providing technical support relating to the integration of the Software pursuant to the License Agreement, assisting with the development of the Company’s websites, and introductions to other travel industry consultants.  Pursuant to this Agreement, the Company agreed to issue 125,000 shares of the Company’s common stock as payment for the services provided and to be provided.

On May 3, 2012, Privileged Nevada entered into a consulting agreement with David SaoMarcos, who provided services related to the development of the Privileged Nevada website and other IT services.  Subsequently, on August 1, 2012, the Company entered into a consulting agreement with Mr. SaoMarcos, in connection with which he agreed to provide similar services to the Company, as well as helping with the integration of the Triton Software under the License Agreement, in exchange for which he received 125,000 shares of the Company’s common stock.

Gregory Lykiardopoulos is our Chief Executive Officer and Chairman of our Board of Directors.  Mr. Lykiardopoulos was instrumental in the formation of Privileged Nevada, negotiation of the acquisition of APEX 4, and founding the business of the Company and of Privileged Nevada.  Mr. Lykiardopoulos worked for nearly six months to establish our business, and agreed to 750,000 shares of the Company’s restricted common stock as partial compensation for his efforts.

Prospective Member List Purchase Agreement

Additionally, on October 10, 2012, the Company entered into a Prospective Member List Purchase Agreement (the “List Purchase Agreement”) that memorialized a prior verbal agreement with Triton.

Prior to and in anticipation of the commencement of the Company’s operations, Triton had acquired a list of names and contact information for approximately 9 million individuals (the “Potential Member List”) that the Company anticipates using as its initial marketing base to offer memberships in the Company’s Privileged World Travel Club.  Following the commencement of the Company’s business, the Company and Triton had verbally agreed to the terms of the sale of the Potential Member List to the Company, in exchange for the cancellation of certain debts of Triton acquired or to be acquired by the Company.

On October 10, 2012, the Company and Triton entered into the List Purchase Agreement, pursuant to which Triton sold the Potential Member List to the Company, and the Company agreed to the cancellation and return to Triton of $5,595,000 in promissory notes (the “Notes”) which the Company had acquired from prior holders of the Notes.  The Notes had previously been issued by Triton to certain individuals and investors in Triton, who had exchanged their notes, either directly with the Company for the issuance of shares of the Company’s restricted common stock, or with the UCST Trust, which had exchanged the Notes with the Company for the issuance of shares of Company’s restricted common stock.

Travel Services Agreement

On October 8, 2012, the Company entered into a Travel Services Agreement (the “Travel Agreement”) with China International Group Travel (“CIGT”), a division of China International Travel Service Limited, a Republic of China Government Enterprise (“CITS”), relating to the provision of travel services by the Company.

Pursuant to the Travel Agreement, the Company agreed to build a develop a travel-related website (the “Privileged Website”), using proprietary reservation software, that will permit the preparation of consolidated itineraries for travel within China, through a link to an external Chinese GDS to be provided by CIGT, and for international travel and travel within the US, including travel relating to the following cities: San Francisco, California; Los Angeles, California; Las Vegas, Nevada; Chicago, Illinois; Miami, Florida; Boston, Massachusetts; New York, New York; New Orleans, Louisiana; and Orlando, Florida (collectively, the “Travel Cities”).  Additionally, through the  Privileged Website, the Company agreed to will provide consolidated itineraries for both the Chinese domestic travel and international travel to and among the Travel Cities by Chinese Citizens traveling to any one or more of the Travel Cities (collectively, the “Covered Travelers”).  Finally, the Company agreed to work with CIGT to arrange package tours to the Travel Cities, and will provide tour guide and assistance for such tours, pursuant to agreements, the terms and conditions of which will be determined by the Parties.

In exchange for these services to be provided by the Company, pursuant to the Travel Agreement, CIGT agreed to book all travel for the Covered Travelers through the Privileged Website.  CIGT further agreed that it would provide to the Company a functional link (together with all necessary technical support for functionality) to a TravelSky Technology Limited (“TravelSky”), a Chinese State-owned enterprise and dominant provider of IT solutions to China's air travel and tourism industries, and to obtain all necessary and proper permission and approval from TravelSky for use of the link on the Privileged Website.  CIGT further agreed to use the Privileged Website to book all domestic travel for the Covered Travelers in connection with their travel to the Travel Cities, using the link to TravelSky on the Privileged Website.   Finally, CIGT agreed to pay for all booked travel pursuant to the terms to be provided by the Company in connection with applicable tour packages for the Travel Cities.

Both the Company and CIGT agreed to maintain the confidentiality of each others’ confidential and trade secret information and documentation.  Moreover, the Company and CIGT agreed that each would be responsible for payment of their respective taxes in connection with the operation of their businesses.

The term of the Travel Agreement runs from October 8, 2012, through December 31, 2015, and may be renewed for additional one-year terms on the written agreement of the Company and CITG.

Common Stock Purchase Agreement

On October 5, 2012, the Company entered into an agreement to sell and issue 5,000,000 shares of its restricted common stock in exchange for a purchase price of Five Million Dollars ($5,000,000).

Pursuant to the agreement, the purchase price, minus any prior advances to the Company, will be paid to the Company within ten (10) days of the date of effectiveness of the Company’s Registration Statement on Form S-1.  The purchaser is committed to purchasing the shares.

The sale of the shares was made pursuant to Regulation S, and the purchaser made written representations and warranties to the Company that it was purchasing for its own accounts, for investment, and not with a view to distribution of the shares; that by reason of their business or financial experience, or that of its professional advisors, it was capable of evaluating the merits and risks of an investment in the Company in connection with the transaction; that the shares would contain a legend to the effect that transfer is prohibited except in accordance with the provisions of such Regulation S; and that the Company was required to refuse to register any transfer of any securities issued to the investor not made in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Description of our Business

Our business is to provide exclusive travel services to Members of our prestigious Privileged World Travel Club (the “Privileged Travel Club”) and international travelers bound for the United States.  Immediately after joining, Members of the Privileged Travel Club can begin enjoying the services their membership offers, including a free debit card; discounted airline fares, hotels, car rentals, and travel packages; discounts at major hotel chains;  free and discounted admission to major amusement parks and attractions; free airport shuttle services; discounts at various Las Vegas hotels; free trips on Amtrak; discounted spa and massage visits; discounts at Honolulu, Hawaii, hotels; discounts on airline tickets to Hawaii; and airline upgrades; discounted concert and sporting events tickets; and much more. Additionally, Privileged Travel Club Members will be eligible for special travel packages to China, Australia, the South Pacific, Asia, and Europe.

The organizers of Privileged Travel Club are very passionate about what they do for two reasons:

1.

Globally, tourism is a growing industry at approximately 4% annually (2011 compared to 2010), with Europe growing at a rate of approximately 5.9%, Asia and Asia Pacific at a rate of 4.4%, and North America at a rate of 6.6% annually (2011 compared to 2010). (Source: UNWTO Tourism Highlights, 2012 Edition, on file with the Company.)

2.

Based on Management’s research, there are very few travel clubs that are catering exclusively to special frequent travelers.

Other travel clubs that provide exclusive services and memberships to prestigious travelers are typically very expensive and frequently charge high fees for their memberships. This allows only customers with high income to have the opportunity to participate in these travel clubs.

By contrast, Privileged Travel Club will charge a relatively low annual membership fee (ranging from $20 to $175 per year), which allows more people to participate and join, and enjoy the benefits of membership.  Management anticipates that Privileged Travel Club Members to a great extent will be located in urban areas within major United States cities.  Our target market includes men and women in their middle 40s.

Our management anticipates that there will continue to be rapid growth in the market and increasing demand for our services. In addition, more niche markets are evolving. Initially, we acknowledge that it will be difficult to compete with other more well-established travel clubs. However, the Privileged Travel Club target markets include potential Members who can be differentiated due to their requirements and the accessible pricing for the initial membership and our travel packages. Similarly, the Privileged Travel Club website will offer very easy-to-navigate searches, and will simplify the process of making reservations through a sophisticated technology, giving access to different destinations and travel packages around the world.

Our goal is to provide luxury service with a high standard of value.  We feel that our prices are reasonable and very attainable by all Members to travel any time they wish. We plan to price our services to be below the level charged by competitor luxury travel clubs at prices for regularly sold similar packages in the travel industry. From our experience, many other travel clubs that offer luxury services similar to ours do so at prices higher than those we offer to our Members. We are specially focused to offer our Members luxury membership and travel products and services at specially discounted prices. Our concept is to offer these services to a larger audience and thereby increase our reach to more markets.

Value Proposition

Any traveler that wishes to buy travel from our Privileged Travel Club website (www.privilegedworldtravel.com) will need first to sign up and become a Member of the Privileged Travel Club. We are introducing nine different Membership packages at prices ranging from $20.00 to $150.00 for an annual Membership. All Membership packages will allow access to our discounted travel products, such as airline tickets, hotels, motels, resorts, rental car companies, tour packages, cruises and domestic and international traveling organized tours. All these travel products will be only specially and exclusively offered to Privileged Travel Club Members. (Please Note: The URL of our website is included herein as an inactive textual reference.  Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus or the registration statement of which it is a part.  Additionally, as of the date of this Prospectus, we continued to develop our business, our websites, and to implement our business and operating strategy, and our websites were not yet operational for purchase of Memberships or travel.  For our website to be operational to the point that a potential Member may purchase a Membership, we need to obtain credit card merchant accounts to clear different credit cards, such as VISA, MasterCard, Carte Blanche, Discovery, and others. Management anticipates that these accounts will be approved and ready to go before the end of the year.)

The various levels of Membership are described more particularly on our website as follows:

Levels of Membership and Benefits of Membership by Level Anticipated Initial Annual Fee

Private Membership

$

20.00

One Year Membership

Membership card

Free Debit Card

Passport Folder

Discounted Airline Fares, Hotels, Car Rentals, Travel Packages

Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Prime Membership

$

35.00

One Year Membership

Membership card

Free Debit Card

Passport Folder

Discounted Airline Fares, Hotels, Car Rentals, Travel Packages

Flight Bag

2 nights 50% Discount at Certain Hotels

Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Prestigious Membership

  $

    50.00

One Year Membership

Membership card

Free Debit Card

Passport Folder

Discounted Airline Fares, Hotels, Car Rentals, Travel Packages

Flight Bag

2 nights 50% Discount at Certain Hotels

2 Days free entrance to Walt Disney World or Disneyland

Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Privileged Membership

$

75.00

One Year Membership

Membership card

Free Debit Card

Passport Folder

Discounted Airline Fares, Hotels, Car Rentals, Travel Packages

Flight Bag

2 nights 50% Discount at Certain Hotels

2 Days free entrance to Walt Disney World or Disneyland

3 Free airport shuttle services

Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Regal Membership

$

90.00

One Year Membership

Membership card

Free Debit Card

Passport Folder

Discounted Airline Fares, Hotels, Car Rentals, Travel Packages

Flight Bag

2 nights 50% Discount at Certain Hotels

2 Days free entrance to Walt Disney World or Disneyland

3 Free airport shuttle services

1 room for 2 nights at Las Vegas Hotel

Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Majestic Membership

$

115.00

One Year Membership

Membership card

Free Debit Card

Passport Folder

Discounted Airline Fares, Hotels, Car Rentals, Travel Packages

Flight Bag

2 nights 50% Discount at Certain Hotels

2 Days free entrance to Disney World or Disneyland

3 Free airport shuttle services

1 room for 2 nights at Las Vegas Hotel

2 Days free trip on Amtrak

Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Imperial Membership

$

125.00

One Year Membership

Membership card

Free Debit Card

Passport Folder

Discounted Airline Fares, Hotels, Car Rentals, Travel Packages

Flight Bag

2 nights 50% Discount at Certain Hotels

2 Days free entrance to Walt Disney World or Disneyland

3 Free airport shuttle services

1 room for 2 nights at Las Vegas Hotel

2 Days free trip on Amtrak

1 day spa and massage

Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Royal Membership

$

140.00

One Year Membership

Membership card

Free Debit Card

Passport Folder

Discounted Airline Fares, Hotels, Car Rentals, Travel Packages

Flight Bag

2 nights 50% Discount at Certain Hotels

2 Days free entrance to Walt Disney World or Disneyland

3 Free airport shuttle services

1 room for 2 nights at Las Vegas Hotel

2 Days free trip on Amtrak

1 day spa and massage

2 nights 50% Discount at a Honolulu Hawaii Hotel

Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Imperatorial Membership

$

150.00

One Year Membership

Membership card

Free Debit Card

Passport Folder

Discounted Airline Fares, Hotels, Car Rentals, Travel Packages

Flight Bag

2 nights 50% Discount at Certain Hotels

2 Days free entrance to Walt Disney World or Disneyland

3 Free airport shuttle services

1 room 50% Discount for 2 nights at Las Vegas Hotel

2 Days free trip on Amtrak

1 day spa and massage

2 nights 50% Discount at a Honolulu Hawaii Hotel

1 50% Discount on Airline ticket to Hawaii

Free Upgrade to Business Select (certain airlines) (includes benefits such as priority boarding, premium drink, FF Points)

Service Offering

Our business plan anticipates that Privileged will position itself as a niche service travel club. We plan to offer high-quality travel packages for reasonable prices.  Initially, we are offering international trips to China, Europe, the Caribbean, Australia, the South Pacific, and South East Asia.  Domestically, we offer trips to Hawaii, the East Coast, and the West Coast, as well as packages on Southwest Airlines, Delta, United Airlines and American Airlines.

Our target market is comprised of young and middle-aged professionals who work and play hard. These men and women can afford to play and are willing to buy time in the form of our services.  We plan to serve our niche market as a top-quality, full-service travel club.  We seek to define quality by the unique aspects of the services we offer, which include booking group or custom trips, assistance with passports, providing top of the line equipment and supplies, and a superior service offering with access to better locales, luxury accommodations, entertainment, celebrity exposure, and gourmet food.

Keys to Success

Management believes that our three principal keys to success in this business are: customer attention, customer attention, and customer attention.

Critical Issues

As our business grows and develops, we expect that two critical issues, and how we respond to these issues, will determine our ability to succeed and grow our business.

The first issue is company growth.  Management plans to take a moderate fiscal approach, and to expand at a reasonable rate, not for the sake of expansion in itself but because it is economically wise to do so.  As the membership base grows, and as our personnel needs grow in response, we anticipate that we will be able to provide additional products and services, all within our primary travel-club focus, which should, in turn, result in additional growth opportunities.

The second critical issue is brand awareness.  We plan to focus our attention on the cachet that comes from a title like “Privileged,” and to market the Privileged Travel Club and our products and services using this name as our focus.  We anticipate that our efforts to continue to build brand awareness will drive additional Members to our club.

Marketing Strategy

Privileged plans to use several different forms of communication for our marketing strategy.  The first effort will revolve around our Internet site.  We anticipate that our demographics will rely heavily on the Internet for information.  While we continue to build and improve our website, we recognize that resources are required to maintain the site as well as continually improving it.  As such, the website will be expressly designed to accommodate new subscribers, who can buy membership in the Privileged Travel Club.  Additionally the site will constantly be tested to determine that it is coming up as one of the top results when key words are entered into a search engine.

Additionally, we anticipate that a second website will be built that will help the new Members to review and examine all the available travel packages and products, help them to sign up make reservations, and book the trips that they wish to take in a point-and-click format easily used for non-experienced Privileged Travel Club Members.

Another form of communication we plan to use is magazine advertising.  We anticipate that our advertising will occur in magazines whose readership has demographics similar to ours. The magazine advertisements will be used to increase visibility of the Privileged Travel Club and position it as the top service club in the market.

As time progresses and a loyal membership base is established, we anticipate that we will rely on email newsletters and direct mail to the Members who are on the mailing list.  The newsletters will share specials (both trips as well as special deals) to this select group of Members.  The goal of the newsletters is to incentivize the past Members to sign up for another trip with a special deal.

As operations progress, our management plans to continue to measure our progress relative to competitors and to the growth of the markets in which we operate. Though our primary target market has been defined, there may be new possibilities to serve additional segments. As our products are defined and our strategy differentiation is defined based on competitive strengths, we should be better able to determine whether adjustments in positioning are necessary.

The marketing strategy will be to develop long-term relationships with our Members. Privileged will keep a secure database from which to obtain important demographic information about the desires and wishes of the Members, as well as other related information.  As the business becomes profitable, plans will be implemented to expand. There is virtually no limit to the number and variety of trips we can provide. Trips can take place on every continent and in most countries.  Our goal is to establish Privileged Travel Club as an international top-of-the-line travel club.

Mission

Privileged Travel Club’s mission is to provide all Members with the highest quality travel at the best and highest discounts possible. We are determined to provide excellent service and cater to the wishes of all our Members. When we remain focused and caring for our Members, we expect that the Company will grow rapidly and succeed.

Marketing Objectives

Our principal marketing objectives are as follows:

1.

Maintain positive, steady growth each quarter.

2.

Experience a growth in new Members who are turned into long-term customers.

3.

To be recognized as the premier high quality Travel Club.

Financial Objectives

Initially, our principal financial objectives include the following:

1.

A double digit growth rate for each future year.

2.

A reduction of fixed overhead through disciplined growth.

3.

Continue to decrease the variable costs associated with the production of trips.

There can be no guarantee that we will meet or achieve these objectives on our anticipated schedule, or at all.  Additionally, as we review the Company’s performance and other factors, such as the worldwide economy and the luxury travel industry in particular, we may adjust our objectives as we see fit.

Positioning

We plan to promote and position the Privileged Travel Club as a differentiated travel club of luxury travel, and we will price our packages at specially discounted prices within the chosen service niche.

We anticipate that our positioning of the Privileged Travel Club will leverage our competitive edge through three inter-related factors, namely competitive pricing, high quality, and personal attention to our Members.

•

The competitive edge in our services is the access we provide to popular travel packages without the exceedingly high cost.

•

The travel vacation packages are of very good quality because our Members have very special requirements and experience in choosing their travel. They won’t get stuck with undesirable trips and they want to experience the best service they can have.

•

Additionally, our competitive edge is customer attention and customer service, allowing us to provide close personal attention to our Members.  This is the level of service that we intend to provide our Members.

Strategy Pyramids

Our initial single objective is to position Privileged Travel Club as the premier, high quality travel club, commanding a majority of market share within seven years.  Our marketing strategy will seek to first create customer awareness regarding our services offered, develop that customer base, and work toward building customer loyalty and referrals.

The message that we seek to communicate is that we offer the highest level of service to our Members. The message will be communicated through a variety of methods, including our website, magazine advertisements, and direct mail (snail mail and email) campaigns.

Marketing Mix

Our marketing mix is comprised of the following factors and areas of focus: pricing, distribution, advertising and promotion, and customer service.

•

Pricing: We compete on price and service by obtaining travel discounts which will be passed on to our Members.

•

Distribution: Our services are or will be distributed throughout the United States and feature worldwide travel opportunities.

•

Advertising and Promotion: We anticipate that the most successful advertising will be the magazine advertisements as well as the direct mail.

•

Customer service: Obsessive customer attention is our mantra.  Our philosophy that is established throughout the organization is that whatever needs to be done to make the Members happy must occur, even at the expense of short-term profits.  In the long run, we expect that this investment will pay off with a fiercely loyal Member base that is extremely vocal to their friends regarding referrals.

Marketing Research

During the initial phases of the marketing plan development, several focus groups were held to gain insight into needs and desires of prospective Members for a high quality travel. These focus groups provided useful insight into the decisions and the decision making process of target Members.

An additional source of dynamic marketing research we plan to use is a feedback mechanism based on a suggestion card system.  The suggestion card will have several statements which customers are asked to rate in terms of a given scale.  There also will be several open ended questions that allow the customer to freely offer constructive criticism or praise. Privileged will work hard to implement reasonable suggestions in order to improve our service offerings as well as show our commitment to the Members, that their suggestions are valued.

The last source of market research is competitive analysis. We will be constantly observing our competitors to look for any changes in service offerings or business model changes that can be implemented to give us a competitive advantage.

International Opportunities

Overall, the global travel distribution market is estimated by Travel and Tourism Forecast World (May 2009) to exceed $35 billion.  Overall, these revenues are derived from the distribution of air travel (81%), hotels (16%), car rentals (2%) and cruises (1%).

Several consumer portals are offering travel to the overall market online mainly in the United States of America. The rest of the world typically provides online travel via small travel agencies largely by phone. We plan to compete directly with these consumer portals. Unlike these portals, our licensed Travel Reservation System is solely dedicated to servicing and providing special travel services, destinations and prices to our Members.

The China Opportunity

Traditionally, access to Chinese airline content has been difficult for foreign companies to obtain.  The only direct path is through the Chinese global distribution system (“GDS”), TravelSky.  Unfortunately, this direct, but technology disadvantaged, path chosen by traditional GDSs, does not deliver the entire content of China’s 23 air carriers, nor does it make discounted fares available outside of China.   Besides the inbound market, the outbound market is also flourishing and China is now the fastest growing outbound tourism market in the world, according to the Chinese Department of Tourism (April 2012) (publicly available information on file with Privileged).  By 2020, it is estimated that more than 100 million Chinese will make outbound leisure trips annually (same source, publicly available information on file with Privileged).  Travel is becoming increasingly accessible to growing numbers of Chinese as a result of rapid economic growth and easier access to foreign visas. China also enjoys a vital domestic market and it is estimated that approximately 1.1 billion Chinese residents traveled throughout China in 2006.

In June 2012, Privileged’s related entity, Privileged Nevada, under a separate newly formed division named Privileged World Travel, entered into discussions and entered into a preliminary form of collaborative agreement in principal with a consortium of travel companies based in China that have the authorization to transport and arrange the trips designated by the Centralized Government Agency that was assigned the right to transport these groups of Chinese tourists. In October, Privileged finalized its negotiations with China International Group Travel (“CIGT”), a division of China International Travel Service Limited, a Republic of China Government Enterprise (“CITS”), relating to the provision of travel services by Privileged, and entered into the Travel Services Agreement, described above.

Privileged, pursuant to the Travel Services Agreement, and in coordination with CITG, will be arranging all the details of these trips to the United States.  Pursuant to this planned arrangement, Privileged would provide exclusive travel services to Chinese tourists visiting the United States through December 31, 2015.  Based on our discussions with the Chinese officials, management anticipates that Privileged will be able to provide its services to approximately 1,000,000 Chinese tourists, although there can be no guarantee as to the number of Chinese travelers we will be able to assist.

We believe we have a strong technology advantage over two of the main competitors in the China market, namely Ctrip.com and eLong.  We have built Red Dragon Express™, the only comprehensive travel solution where any traveler can create a local Chinese itinerary—including international and domestic segments—construct passenger records and clear payments, all on a seamless and low-cost basis.  The Red Dragon Express is part of the ReservationExpert software we have licensed from Triton.  Components of the Red Dragon Express can be used by CITG in connection with the domestic travel in China.

Another advantage is that t he Red Dragon Express can be used by both the US market and the Chinese Domestic Market.  Members in the US market will be able to book all the travel services in mainland China, using the Privileged Red Dragon Express system, prior to their departure from the US.  Additionally, Members in the Chinese market will be able to use the Red Dragon Express for domestic travelling within China.  We believe that the proprietary Red Dragon Express travel solution will give Privileged a competitive advantage over other travel providers because of the ability to offer such comprehensive travel solutions in China. We will work with CITG to meet all requirements and procedures for travel to, within, and from China, and believe that the Red Dragon Express will offer a strong technological advantage.

Other Opportunities

In addition to China, Privileged considers Europe to be its second most fertile marketplace. Privileged believes that it can generate significant synergies and business development opportunities over time, and that the company can generate additional revenues, which will allow the company's returns to grow significantly, although there can be no guarantee of the Company’s acceptance in the European market.

We plan to aggregate travel inventory from major airlines, hotels, auto rental companies and other travel sellers and distribute them to the large travel agents.  The significant advantage that we have over other Travel Portals is that the other Travel Portals typically do not offer specially dedicated services to the travelers, and their pricing is generally higher than most of the travel providers.

Our management maintains that once our automated, web-based technology and low-fee structures are operational and we can offer our services to the travel market, we will be positioned to capture market share in large addressable markets. We plan to aggregate inventory from major airline carriers, small- to mid-sized airlines, local specialty airlines, intra-regional airlines, island-based carriers and airlines that do not have access to any significant markets; U.S. domestic specialty airlines and international carriers affiliated with the International Air Transportation Association; and air consolidators that purchase bulk seats on major carriers and resell air travel at reduced pricing. Also, we will work directly with property management vendors and suppliers, including all types of hotel chains, independent hotels, resorts, vacation lodgings and bed & breakfasts; car rental agencies; tour operators including bus tours, expeditions, walking tours, adventure packages; and all destination-based tour offerings; major cruise lines providing global sailing trips, regional cruise companies providing scenic or specialty cruises within a region, and special custom cruises such as sailing trips or river cruises; and local service providers such as limousines, shuttles, ferries and other local modes of transportation typically needed by travelers.

Situation Analysis

We have been introducing our potential products and services to the market for very short time, and have been received very well by many initial contacts.  As noted above, we have a list of approximately 9 million initial prospective Members, which we can contact with respect to the opportunities to join the Privileged Travel Club. Marketing is now critical to our continued success and future profitability. Our target market appreciates upscale accommodations, gourmet food, and personalized attention at very reasonable prices.  We are committed to meet this market need with a variety of offerings.

Market Summary

Our management possesses good information about the market and knows a great deal about the common attributes of our most prized and loyal customers. We plan to leverage this information to better understand who is served, their specific needs, and how we can better connect with them.

Market Needs

We plan to provide our Members with a wide selection of high quality trips for worldwide travel. Members will have the option of buying complete packages, individual travel services, or building their own vacation trips. We seek to fulfill the following benefits that we have determined will be important to our Members:

•

Selection: We will provide a wide selection of different travel packages.

•

Accessibility: Our customers and Members can access the Privileged Travel Club from anywhere as long as they have access to the Internet.

•

Customer attention: Our Members will receive luxury level personal attention.

•

Competitive prices: We will provide luxury service and travel products at reasonable discounts.

Market Trends

As of early 2012, the travel industry was in an upward growth mode. Our Management believes that there are several reasons for this increase. First, there is a relative surplus of low priced travel services domestically. The devaluation of currency in other regions has made travel less expensive for U.S. residents. Pleasure travel increased by 3.2% in 2011 and is predicted to grow 2.0% in 2012, according to the December 2011 report of the American Society of Travel Agents for 2012 (publicly available information on file with Privileged).

Second, as the economy is getting healthier, management anticipates that this will result in more businesses growing and flourishing, which in turn will boost the domestic business travel an anticipated 4.8% in 2012 with an estimated increase of 3.6% in 2013, according to Plunkett Research (publicly available information on file with Privileged).

Pleasure travel is growing faster than any other segment of the travel industry. One theory for the recent increase is the increased interest in competitive amateur sports related to the strong competitive nature of younger Americans. Statistics show that approximately 8,000 U.S. companies offered different competitive sports packages that generated $17 billion in 2011, according to Travel and Tourism Forecast World (March 2012) (publicly available information on file with Privileged). There also has been a 66% increase in executive participation in these sports between 1996 and 2012.

Quick facts:

•

Leisure Travelers: More than 50% of the U.S. adult traveling population, or approximately 147 million people, have taken some sort of leisure travel trip in their lifetime, including approximately 98 million from 2006 to 2011. Approximately 31 million adults have traveled to witness a sports event, and an additional approximately 25 million have traveled by ship.

•

Vacations: Consisting of approximately 27 million travelers, customers tend to be younger and affluent, ages 25-45, and roughly one-fourth are from households with an annual income of $75,000 or more.

Market Growth

In 2011, leisure travel generated $38 billion dollars, in the United States, according to the American Society of Travel Agents (“ASTA”) February 2012 (publicly available information on file with Privileged).  Our management believes that the market is poised for growth.  This growth can be attributed to several factors.  The first factor is an increased appreciation for travel.  More and more people are recognizing the value in spending their free time away from home, participating in activities that they enjoy.

Another variable that is contributing to this market growth is that as Americans continue to work longer and longer work hours, they also are looking for leisure travel vacations that offer a release from their day-to-day work.  Our target market works hard, but also plays hard.  When they do take time off from work, they choose an activity that they thoroughly enjoy, to a large degree because vacations occur somewhat infrequently.

SWOT Analysis

The following SWOT (Strengths, Weaknesses, Opportunities, and Threats) analysis captures our key strengths and weaknesses, and describes the opportunities and threats we face.

Strengths

•

We have and plan to continue to hire excellent staff who are highly trained and very customer attentive.

•

We anticipate high member loyalty among repeat Members.

•

We believe we have a truly unique, high end, service offering.

Weaknesses

•

We may have difficulty finding employees who possess the necessary skills and customer-centric attitude.

•

We may find it difficult to continuously offer new and exciting trips while maintaining the level of quality that is established over time from repetitive trip offerings.

•

Having a customer base located worldwide may prevent Privileged from in-person communication with our Members.

Opportunities

•

We believe that there is a growing market that has yet to be adequately addressed.

•

We anticipate having a growing pool of potential customers as baby boomers retire and have time and money to spend.

•

We believe we will have the ability to spread fixed management overhead costs over an increasing number of offered trips.

Threats

•

Management expects that a slump in the economy could materially affect the travel industry.

•

Management believes that an increase in terrorist acts may chill Americans’ perception of safety when traveling, whether in the United States or abroad.

•

We will also be aware of and respond to the entrance of other travel clubs into Privileged’s niche market.

Competition

When we commence operations, we anticipate that we will face three primary groups of competitors.  Each of these competitors typically only operates in one or two product or service categories that overlap with our services.  Our Internet-based travel distribution system is a comprehensive system that seamlessly incorporates the individual services offered by competitive entities in each category.

We compete against entities with offerings similar to, but not as robust as, our on-line travel-related services, including the low price of membership, the quality of service provided, and the number and variety of the services offered. Representative competitors are the major Global Distribution System, or GDS, providers such as Sabre, Amadeus, and Galileo, in addition to certain smaller ones such as Abacus, which is 35% owned by Sabre.  (By way of background, a GDS is a computerized reservation network used as a single point of access for reserving airline seats, hotel rooms, rental cars, and other travel related items by travel agents, online reservation sites, and large corporations.)   Historically, the product offerings by these competitors have been very limited.  We believe we will be able to offer greater breadth and depth of inventory with superior graphical presentation at a much lower cost.  And, unlike the GDS, our offerings will have the distinct advantage of appearing in real time.

In addition, airlines, hotels, and cruise ship operators frequently do not provide their extensive inventories or best prices to online travel websites such as Expedia, Travelocity, Priceline and Orbitz.  We believe that we have built-in competitive advantages over GDS and online travel websites because of our access to the complete inventories and best fares and rates of several large operators.

The second group consists of Business-to-Business, or B2B, competitors.  Several small companies provide software solutions that address certain aspects of the global travel distribution industry but they are selling software and not providing actual services.  With certain of these competitors, their competency centers on their ability to develop Internet booking engines.  Others sell software with an emphasis on quality control assurance, while still others focus on corporate travel solution software.

Although Privileged’s initial Travel Club business will be focused on individual consumers and Members, management anticipates that Privileged in the future may also sublicense Triton’s ReservationExpert Software to other vendors in the travel industry.   Privileged’s management believes that our advantages over these competitors will include our proprietary reservation engine that can access many different databases, and that can provide instant inventory to travelers; real-time unlimited international inventory on all travel services; special discounts not available from other companies aggregating travel inventory; and specialized destinations and inventory, such as China and other destinations.

The third group represents indirect competitors to the supplemental portal product suite that will be offered to B2B subscribers.  Representative competitors are Travelocity, Expedia, Priceline, Orbitz and WorldRes.  These companies offer web-based search engines that assist the consumer in making travel arrangements directly over the Internet.  We will offer Chinese domestic travel inventory through its agency subscribers and compared to the GDS, the more robust PrivilegedTWIST inventory.  This inventory will include tours, merchandise, travel insurance and travel services such as travelers’ checks and visa services to China.

Marketing Strategy & Trends

The current Market

The tourism industry globally is projected to increase in excess of 25% by 2013, (WTTC, 2009 – publicly available information, on file with Privileged), in spite of the downturn realized during 2008.

Projected Market Size

The following tables include information that is collected by the International Association of Travel Agents (“IATA”), and is provided to all travel companies that aggregate international travel inventory, including Privileged.  The sources are on file with Privileged.

Results for World, Travel & Tourism activity (US$ bn), between 2007 – 2013

Travel & Tourism activity (US$ bn) (World)	2012	2013
Personal Consumption	$3,838.44	$4,057.73
Intermediate Consumption (transp. of persons)	$1,019.42	$1,077.3
Non-Market Products - Individual	$ 195.437	$204.479
Exports (Visitors) Services	$1,389.95	$1,492.43
Travel & Tourism Consumption	$6,443.25	$6,831.94
Non-Market Products - Collective	$252.411	$266.101
Gross Capital Formation	$1,911.8	$2,074.6
Exports (Non-Visitor) Merchandise	$1,248.37	$1,342.25
Travel & Tourism Demand	$9,855.83	$10,514.9
Industry Aggregates
Gross Domestic Product	$4,574.61	$4,828.78
Employment (000s)	$158,605	$161,769
Direct
Gross Domestic Product	$2,390.32	$2,522.28
Employment (000s)	$87,039.3	$88,791.5
Indirect
Gross Domestic Product	$2,184.28	$2,306.5
Employment (000s)	$71,565.9	$72,977.7
Imports	$1,868.64	$2,003.16
Other Taxes (Direct Only)
Total Taxes	$5,207.01	$5,414.11
Total Economy Aggregates
Gross Domestic Product	$7,340.58	$7,811.95
Employment (000s)	$260,083	$265,807
Direct
Gross Domestic Product	$3,687.58	$3,920.27
Employment (000s)	$139,956	$143,031
Indirect
Gross Domestic Product	$3,653	$3,891.67
Employment (000s)	$120,127	$122,776
Imports	$2,515.24	$2,702.94
Other Taxes (Direct & Indirect)
Other
Non-Market Products - Total	$447.848	$470.581

Projected Market Growth by region

Real Travel & Tourism Activity Growth Per Annum

Personal Travel & Tourism Growth %	2012	2013
China	9.6226	9.08006
Eastern Europe	5.38354	5.37983
European Union	2.73747	2.72714
Latin America	4.65479	4.56631
North America	2.96564	2.80997

Dynamic Package Market Trends

Annually, leisure packages sold are 75% higher than the non packaged travel (International Air Transport Association (January 2012) – publicly available information, on file with Privileged).  In general, these packages are hotel-centric. However, hotels have little opportunity to meet travelers’ other vacation needs on the hotel’s website. Therefore, due to brand loyalty, given the hotel-centric nature of the reservations, hotels are required to pay significant attention to satisfying their loyal clients.

•

22% of US online leisure travelers booked a package vacation in the past year.

•

45% of US package buyers booked a package online.

•

29% of US online package buyers researched their package online, but purchased offline.

Motivation:  The Brand, not the price.

Six out of 10 buyers agreed with the following statements: “I am willing to pay more for a noticeably better quality product or service.” “I am willing to pay more for travel products that save me time and hassles.” (Forrester, 2008 – publicly available information, on file with Privileged).

Passenger Leisure Reservation Trends

General Global Leisure Reservation Trends

Type of Travel	Online	Travel Agent
Air	55%	45%
Car	87%	13%
Hotel	82%	18%
Cruise	5%	95%
Air, Car, Hotel Bundle	64%	36%
Tour or Package	20%	80%

(Source: International Air Transport Association (January 2012) – publicly available information, on file with Privileged.)

Marketing Strategy & Target Market

US Market Strategy

In terms of technology, the US market lags behind the European market (Technology Travel Magazine, November 2011 – publicly available information, on file with Privileged). The European travel markets offer both professional and leisure reservation systems, whereas the US market only has the professional model, which limits the package market. Therefore, we plan to concentrate our marketing strategy to fill this gap. As there are currently no solutions available in the US market which directly compete with our product suite, our management believes that rapid market expansion is required to establish significant barriers to entry.

Key Considerations

Meeting the needs of the Members:

We anticipate that  our web-based products and services will be available to all Member participants, and will address their needs by increasing the transparency of travel inventories; adding distribution channels for airlines, hotels, tour and cruise operators and car rental agencies; reducing the cost for actual bookings; broadening Members’ exposure to billions of dollars of potentially unsold inventory (a major industry problem); and furthering access to real-time inventories such as airline special fares not readily available, tours, regional airlines, bed and breakfasts, entertainment, sporting events, theaters, concerts and other travel services.

Web-based technology provides significant competitive advantages.

We believe we will have several advantages over many other travel competitor portals. Once we become operational, we will be a web-based system; our servers will connect directly to travel sellers’ databases and inventories. Members will be able to access the system through their own personal computers over the Internet. We do not plan to maintain mainframe computers or dedicated phone lines. As a result, we believe that our lower-cost and value-added suite of products will be accessible in a faster and easier-to-use format.

Privileged will offer cost and product advantages to travel industry buyers and sellers on a worldwide basis.

When consummating a booking, we plan to charge travel suppliers a fee. We will offer discounts to all travel Members. Additionally we will charge Members a service fee for providing all the inventory that Members require.

Large and diverse global marketplace provides many targeted revenue opportunities.

Our core business is the electronic distribution of travel inventory from airlines, car rental companies, hotels, tour and cruise operators and other travel sellers to our Members.

Transaction-based, scalable business model enhances financial visibility

Because the Company’s technology will be highly scalable, we will be able to accommodate large-scale volume with only modest additional capital expenditures.  Furthermore, we have the potential for multiple sources of income, both from travel industry buyers and sellers. Our systems are designed to receive transaction-based fees, as bookings occur, in several different product categories, all of which experience high domestic and international transaction volume.

We have a strong focus on China, one of the fastest growing travel markets.

The most significant barriers to China’s travel growth and industry profitability are the lack of technology integration and a labor-intensive fulfillment process. In light of the Travel Services Agreement (discussed above), and with our Red Dragon Express™, a comprehensive next generation solution, we are positioned to capture the accelerating migration from offline to online travel distribution, and to provide better technology tools and enhanced inventory to offline domestic travel Members. Internationally, we are at the forefront of linking China’s domestic distribution network to the worldwide network.

Strong management and experienced professional team

We are managed by travel industry veterans that bring us significant operating experience and established relationships with travel sellers, such as airlines, hotels and cruise operators. Mr. Lykiardopoulos, our Chief Executive Officer and Chairman, in particular, has extensive travel industry experience.  His relationships have been instrumental in negotiating contracts with a number of travel sellers. Additionally, we have attracted a management team with significant experience in operations, technology, travel industry management and sales, business development and financial oversight.

PROPERTIES

We do not own any property. We rent office space for our principal executive offices at 1 Blackfield Drive, Tiburon, California 94920, USA.  The office space is leased on a monthly basis. The start date was June 1, 2012.  Lease payments are $800 per month.  We believe that this space will be sufficient for our initial needs, although as funding and revenues become available, and the Company’s operations grow, we anticipate finding other office space as needed.

LEGAL PROCEEDINGS

None.

EMPLOYEES

As of the date of this Prospectus, we had 6 full-time employees. We also work regularly with 10-15 consultants, mostly on intellectual property and information technology issues.   We believe that our relationship with our employees and consultants is good.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A stockholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares likely will be “penny stocks” as that term is generally defined in the Exchange Act and the rules and regulations promulgated thereunder to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

·

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

·	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

·

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

·

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of Selling Stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. We have not engaged in any discussions with a FINRA Market Maker to file our application on Form 211 with FINRA.

Holders

As of the date of this Prospectus, we had [39] holders of record of our Common Stock.

Dividends

We have not declared any cash dividends on our Common Stock since our inception and do not anticipate paying such dividends in the foreseeable future. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

SELECTED FINANCIAL DATA

The following table presents summary financial data as of the dates and for the periods indicated.  The summary Balance Sheet data as of May 31, 2012, and the summary Statement of Operations data and other financial data for May 18, 2012 (inception), through May 31, 2012, have been derived from the audited financial statements of the Company included elsewhere in this Prospectus.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the accompanying notes included elsewhere in this Prospectus.  Among other things, those financial statements include more detailed information regarding the basis of presentation for the following financial data.

Privileged World Travel Club, Inc.
Selected Historical Financial Information

Statements of Operations Data

	For the Period	For the Period
	From May 18, 2012	From May 18, 2012
	(Date of Inception) To	(Date of Inception) To
	June 30, 2012	May 31, 2012
	(Unaudited)	(Audited)
Revenue	$-	$-
Expenses	2,000	1,000
Net Loss	$(2,000)	$(1,000)

Balance Sheet Data
	June 30, 2012	May 31, 2012
	(Unaudited)	(Audited)
Current Assets	$-	$-
Total Assets	-	-
Current Liabilities	1,000	-
Total Liabilities	1,000	-
Stockholders' Equity (Deficit)	$(1,000)	$-

Cash Flow Data
	For the Period	For the Period
	From May 18, 2012	From May 18, 2012
	(Date of Inception) To	(Date of Inception) To
	June 30, 2012	May 31, 2012
	(Unaudited)	(Audited)
Net cash used in operating activities	$(1,000)	$-
Net cash used in investing activities	-	-
Net cash provided by financing activities	1,000	-
Net increase in cash and cash equivalents	$-	$-

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in the registration statement on Form S-1 of which this Prospectus is a part. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

We were incorporated in Delaware on May 18, 2012, as APEX 4, Inc., and on June 6, 2012, we filed a registration statement on Form 10 to register with the U.S. Securities and Exchange Commission as a public company.

On July 17, 2012, Richard Chiang, then our sole director and shareholder, appointed Gregory Lykiardopoulos, Chairman and CEO of Triton Distribution Systems, Inc. as a director.  Subsequently, on July18, 2012, Mr. Chiang and Mr. Lykiardopoulos entered into a Stock Purchase Agreement whereby Mr. Lykiardopoulos purchased 10,000,000 shares of our common stock, for a purchase price of $40,000, from Mr. Chiang, which constituted 100% of our issued and outstanding shares of common stock.  Mr. Chiang then resigned from all positions.  Mr Lykiardopoulos subsequently changed the name of the Company from APEX 4, Inc., to Privileged World Travel Club, Inc.

Pursuant to a License Agreement with Triton Distribution Systems, Inc. (“Triton”), we obtained from Triton a non-exclusive right and license to use Triton’s ReservationExpert Software (the “Software”), for the purpose of providing services to our  Members. Through our use of the License, once our websites are operational, our Members will be able to make travel reservations, book airline seats, issue airline tickets, purchase tour and entertainment tickets and amusement park admissions, as well as book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the Privileged website.  We believe that with our automated, web-based technology and low-fee structure, we will be positioned to capture market share in large addressable markets. We will aggregate inventory from major airline carriers, small- to mid-sized airlines, local specialty airlines, intra-regional airlines, island-based carriers and airlines that do not have access to any significant markets; U.S. domestic specialty airlines and international carriers affiliated with the International Air Transportation Association; and air consolidators that purchase bulk seats on major carriers and resell air travel at reduced pricing. Also, we will work directly with property management vendors and suppliers, including all types of hotel chains, independent hotels, resorts, vacation lodgings and bed & breakfasts; car rental agencies; tour operators including bus tours, expeditions, walking tours, adventure packages; and all destination-based tour offerings; major cruise lines providing global sailing trips, regional cruise companies providing scenic or specialty cruises within a region, and special custom cruises such as sailing trips or river cruises; and local service providers such as limousines, shuttles, ferries and other local modes of transportation typically needed by travelers.

Travelers wishing to buy travel from our website (www.privilegedworldtravel.com) will first sign up and become a Member of the Privileged Travel Club. We are introducing 9 different membership packages at prices ranging from $20.00 to $150.00 for an annual membership. All membership packages will allow access to our discounted travel products, such as airline tickets, hotels, motels, resorts, rental car companies, tour packages, cruises and domestic and international traveling organized tours. All these travel products will be only specially and exclusively offered to club members.  We have acquired lists of over nine million potential members.  We plan to contact these potential members directly, initially through e-mail, and then through personal contacts, to describe the Privileged Travel Club, and to offer introductory discount rates on memberships.

As we are just commencing our planned operations, we plan to fund our operations from loans from Triton and our chairman, and we plan to raise equity capital by offering shares of our common stock to investors.   On October 5, 2012, we entered into a stock purchase agreement with an investor who agreed to purchase 5,000,000 shares of our restricted common stock for an aggregate purchase price of $5,000,000, to be paid within 10 days of this Registration Statement’s being declared effective.   For the next twelve months, we anticipate we will need approximately $1,500,000 to cover our operating expenses plus an additional $2,000,000 for our royalty payment due to Triton at the end of the next twelve month period.  Our operational milestones over the next 12 months include the following: we anticipate that our domestic website will be operational by the end of calendar 2012, which will permit us to begin accepting applications for Membership; during the first quarter of 2013, we anticipate that the domestic travel website and the two Chinese travel websites will become operational, which will permit us to begin booking travel both domestically and internationally.  We anticipate that we will begin generating revenues during the first or second quarters of 2013.  The costs of these milestones are included in the table below.

The detail of our operation expenses over the next twelve months is as follows:

Salaries and benefits	$500,000
Marketing	400,000
General overhead	200,000
Website development and maintenance	100,000
Professional fees	150,000
Royalty payments to Triton	2,150,000
$3,500,000

We believe we will be able to raise the necessary capital to carry out our business plan, but there no assurance that we will be able to do so.

Critical Accounting Policies

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we have the option to delay adoption of new or revised accounting standards until those standards would otherwise apply to private companies, until the earlier of the date that (i) we are no longer an emerging growth company or (ii) we affirmatively and irrevocably opt out of the extended transition period for complying with such new or revised accounting standards. We have elected to opt out of this extended transition period. As noted, this election is irrevocable.

To date, we have not earned any revenue from operations. Accordingly, our activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board ASC 915. Among the disclosures required by ASC 915 are that the our financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of our inception.

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04 which was issued to provide a consistent definition of fair value (“FV”) and ensure that the FV measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain FV measurement principles and enhances the disclosure requirements particularly for Level 3 FV measurements.  This guidance is effective for us beginning on January 1, 2012.  The adoption of ASU 2011-04 did not have a significant impact our financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in Accounting Standards Codification (ASC) 220, Comprehensive Income, and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU does not change the items that must be reported in other comprehensive income. In December 2011, the FASB issued ASU 2011-12 which defers the requirement in ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted. The adoption of ASU 2011-05, as amended by ASU 2011-12, did not have a significant impact our financial statements.

In September 2011, the FASB issued ASU 2011-08 which provides an entity the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test for goodwill impairment.  If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the FV of a reporting unit is less than its carrying amount, the quantitative impairment test is required.  Otherwise, no further testing is required. The revised standard is effective for us for our annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  The adoption of ASU 2011-08 did not have a significant impact our financial statements.

In July, 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350) - Testing Indefinite-Lived Intangible Assets for Impairment.  The ASU provides entities with an option to first assess qualitative factors to determine whether events or circumstances indicate that it is more likely than not that the indefinite-lived intangible asset is impaired.  If an entity concludes that it is more than 50% likely that an indefinite-lived intangible asset is not impaired, no further analysis is required.  However, if an entity concludes otherwise, it would be required to determine the FV of the indefinite-lived intangible asset to measure the amount of actual impairment, if any, as currently required under US GAAP. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted. The adoption of this pronouncement will not have a material impact on our financial statements.

Off-Balance Sheet Arrangements

None.

MANAGEMENT

Directors and Executive Officers

The following table contains information concerning our directors and executive officers as of August 24, 2012.

Name	Age	Position
Gregory Lykiardopoulos	66	Chairman of the Board, Chief Executive Officer, President, and Chief Financial Officer (our Principal Executive Officer and Principal Financial Officer)
Adam Himmelman	41	Director, Chief Technical Officer

The initial management team consists of Gregory E. Lykiardopoulos, Chairman of the Board, President, Chief Executive Officer, and Chief Financial Officer; and Adam Himmelman, Director and Chief Technical Officer.  Both Mr. Lykiardopoulos and Mr. Himmelman are also officers, and Mr. Lykiardopoulos is a director, of Triton Distribution Systems, Inc., a shareholder of the Company.

Gregory E. Lykiardopoulos. Mr. Lykiardopoulos was appointed as the Chief Executive Officer, President, and Chief Financial Officer by the Company’s Board of Directors. His responsibilities include but are not limited to:

•

Advise the Board and carry out tasks assigned by the Board;

•

Oversee daily operations, project planning, and special events, working closely with each program coordinator;

•

Personnel management (recruitment, hiring, training, evaluation and termination of staff);

•

Together with the Operations Director, develop and manage the annual budget for board approval, including necessary revisions;

•

Program development;

•

Supervision of artistic staff;

•

Develop network of support within the arts community; and

•

Develop and implement outreach program.

Biographical Information: Mr. Lykiardopoulos currently serves as the Chairman and CEO of Triton Distribution Systems, Inc. (“Triton”), where he has served since January 2006.  From 1999 until January 2006, Mr. Lykiardopoulos founded and operated GRSNetwork, Inc., a company engaged in a Web-based travel business. GRS terminated its operations in January 2006. Mr. Lykiardopoulos is fluent in six languages. He received a B.A. degree in Business Administration from the American University in Cairo, Egypt.

Adam Himmelman.  Mr. Himmelman was hired as the Company’s Chief Technical Officer in July 2012.  His responsibilities include but are not limited to:

•

Software Development;

•

Overseeing Company Computer Network;

•

Technical Support;

•

Designing New Product access from the software requirements; and

•

Overseeing Company Employee training for the Computer System requirements.

Biographical information: Mr. Himmelman joined Privileged in July 2012 as a director and the Chief Technical Officer.  Mr. Himmelman also serves as the Vice President, Technology Development, for Triton, which he joined in February 2006.  Mr. Himmelman oversees the Company’s information technology, product development and architecture.  Mr. Himmelman is also responsible for setting the strategic direction of the company’s technology development efforts and for managing the day-to-day efforts of the development team. Mr. Himmelman has held positions in many facets of technology development including Director of Engineering, Chief Software Architect and Senior Software Engineer in the fields of insurance, travel, imaging and GPS development.

From 2000 to 2003, Mr. Himmelman pioneered a new telephony GPS-enabled mapping system to be utilized by major cellular companies and delivered to a variety of personal mobile devices. The crux of the system was built on a new mapping instruction protocol aimed at reducing bandwidth by 75% over the transmission of imagery. Between 2000 and 2003 he was responsible for the development of a travel reservation system offering advanced functionality and an easy-to-use interface to consumers, professional agents and automated third-party vendors.  Mr. Himmelman received a Bachelors of Computer Science degree specializing in Virtual Reality from the University of Advanced Computer Technology, in Phoenix, Arizona, in 1999.

Meetings of the Board of Directors

Mr. Lykiardopoulos was elected director by the former sole stockholder of the Company in July 2012.  The other director was elected in August 2012.  The Board establishes policy and provides strategic direction, oversight, and control of the Company.  As of the date of this Prospectus, the Board of Directors had no standing audit, compensation, nominating or other committees, although the Board intends to establish such committees in the future.

Code of Ethics

As of the date of this Prospectus, we had not adopted a formal, written code of conduct (“Code of Ethics”) within the specific guidelines promulgated by the SEC, although we intend to adopt a Code of Ethics during the fourth quarter of 2012.

The Board of Directors and Committees

As of the date of this Prospectus, we had no independent directors.  However, because our stock does not currently trade on any market or trading exchange, we are not required to have independent directors.  We anticipate appointing independent directors as required in the future.

Audit Committee

As of the date of this Prospectus, we did not have a standing Audit Committee.  We intend to establish an Audit Committee of the Board of Directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in the regulations of the SEC.  The Audit Committee’s duties would be to recommend to our Board of Directors the engagement of independent auditors to audit our consolidated financial statements and to review our accounting and auditing principles.  The Audit Committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors, if any, and independent public accountants, including their recommendations to improve the system of accounting and internal control.  The Audit Committee would at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.  As of the date of this Prospectus, we did not have an audit committee financial expert, in light of our size, although we intend to review this issue as the Company grows, especially as the Company implements a standing Audit Committee.

Compensation Committee

As of the date of this Prospectus, we did not have a standing Compensation Committee.  We intend to establish a Compensation Committee of the Board of Directors.  The Compensation Committee would review and approve our salary and benefits policies, including compensation of executive officers.  The Compensation Committee would also administer any stock option plans that we may adopt and recommend and approve grants of stock options under such plans.

Nominating and Corporate Governance Committee

As of the date of this Prospectus, we did not have a standing Nominating and Corporate Governance Committee.  We intend to establish a Nominating and Corporate Governance Committee of the Board of Directors to assist in the selection of director nominees, approve director nominations to be presented for stockholder approval at our annual meeting of stockholders and fill any vacancies on our Board of Directors, consider any nominations of director candidates validly made by stockholders, and review and consider developments in corporate governance practices.

Executive Compensation

The Company was formed in May, 2012.  Privileged, Inc. (“Privileged Nevada”), a related company which had operations prior to the acquisition of the Privileged Nevada shares by Triton, was formed May 1, 2012.   No officer or director has received any compensation from the Company since the inception of the Company or Privileged Nevada. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

We have no employment agreements with our officers, although we may enter into such agreements following our receipt of additional capital.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 24, 2012, regarding the number of shares of Common Stock beneficially owned by (i) each person or entity known to us to own more than five percent of our Common Stock; (ii) each of our Named Executive Officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.  The percentages are based on total outstanding shares of 18,201,125 as of August 24, 2012. (Please Note: The table below does not include as outstanding 5,000,000 shares of common stock for which the Company has entered into a stock purchase agreement with a private investor, because the closing of the purchase of the shares is contingent on the effectiveness of the Registration Statement of which this Prospectus is a part.  Once the shares are issued, the Company will update the table below to reflect the increase in the outstanding shares.)

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of class	Name and Address of Beneficial Owner (1)	Amount and nature of beneficial ownership	Percentage of class
Common Stock	Gregory Lykiardopoulos, Chairman, President, Chief Executive Officer, Chief Financial Officer (2)	8,875,000	48.76%
Common Stock	Triton Distribution Systems, Inc. (3)	8,125,000	44.64%
Common Stock	Wendell Y.M. Lew Revocable Living Trust 1288 Ala Moana Blvd., #36L, Honolulu HI	3,000,000	16.48%
Common Stock	Adam Himmelman, Director	125,000	*
Common Stock	All Officers and Directors As a Group (2 persons)	9,000,000	49.45%

______________

* Less than one percent of the issued and outstanding Common Stock.

(1)

Except as otherwise indicated, the address of the stockholder is: c/o Privileged World Travel Club, Inc., 1 Blackfield Drive, Tiburon, California 94920.

(2)

Amount indicated includes (i) 750,000 shares owned of record by Mr. Lykiardopoulos, and (ii) 8,125,000 shares owned by Triton Distribution Systems, Inc., a company of which Mr. Lykiardopoulos is the sole officer and director.

(3)

As noted above, Mr. Lykiardopoulos is the sole director and officer of Triton Distribution Systems, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Mr. Gregory Lykiardopoulos, Chairman, Chief Executive Officer, and President of Privileged World Travel Club, Inc., is also the sole officer and director of Triton Distribution Systems, Inc. (“Triton”).  Pursuant to the License Agreement, the terms of which are disclosed above, Triton licensed its Travel Reservation Expert software (the “Software”) to the Company, in exchange for a license fee of $150,000, and an annual royalty of $2,000,000.

Additionally, following the formation of the Company and its filing of the registration statement on Form 10 with the SEC, Mr. Lykiardopoulos purchased from the prior stockholder of the Company 10,000,000 shares of the Company’s Common Stock, which constituted 100% of the issued and outstanding shares of the Company at the time.  Subsequently, Mr. Lykiardopoulos transferred the shares to Triton, which agreed to cancel 1,875,000 shares, leaving Triton with 8,125,000 shares of Common Stock.  On July 19, 2012, Mr. Lykiardopoulos was issued a total of 750,000 shares of Common Stock as partial compensation for certain services provided to the Company and Privileged Nevada.

Director Independence

As of the date of this Prospectus, we had no independent directors as defined by the rules of the SEC or any securities exchange or inter-dealer quotation system.  We anticipate that our Common Stock will eventually be traded on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share, (the “Common Stock”), of which there are 18,201,125 issued and outstanding, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued. The following summarizes important information regarding our capital stock.

Common Stock

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Holders of Common Stock have no preemptive rights to purchase the Company’s Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

Preferred Stock

The Board of Directors is authorized by our Certificate of Incorporation to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the registration statement on Form 10 filed with the SEC on June 5, 2012.

Dividends

We have not paid any dividends on our Common Stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, the Board of Directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

The Company presently has 18,201,125 shares of Common Stock issued and outstanding, all of which are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

This Prospectus, and the Registration Statement of which it is a part, registers the resale by the Selling Stockholders of up to 910,056 shares of the Company’s Common Stock, constituting 5% of the shares held by the Selling Stockholders.

Following the effectiveness of the registration statement of which this Prospectus is a part, we plan to apply for quotation of our securities on the OTC Bulletin Board.

SELLING STOCKHOLDERS

The Selling Stockholders are 38 individuals or entities who hold shares of our Common Stock, including 10 stockholders who received shares in exchange for services, and 28 stockholders who were former creditors of Triton and who received shares in exchange for debts owed by Triton, together with an agreement to register the resale of up to five percent (5%) of the shares issued.  The following table shows the amounts owed, the number of shares of Common Stock issued in exchange for the right to receive payment of the amounts owed, and the number of such shares to be offered under this Prospectus:

Name of Selling Stockholder	Amount owed by Triton ($)	Number of Shares Issued in Exchange for Debt	Number of Shares Included in Registration Statement

Austin Edward Hills	$500,000.00	500,000	25,000
Cedric Chun	130,000.00	130,000	6,500
Charles F. Koch	125,000.00	125,000	6,250
John Cochran	250,000.00	250,000	12,500
Darleene Usui	25,000.00	25,000	1,250
Edward N. Shen	175,000.00	175,000	8,750
Ramila B. & Bharat S. Gupta	80,000.00	80,000	4,000
Helen Keilholtz	60,000.00	60,000	3,000
Jigisha Gupta	$50,000.00	50,000	2,500
James V. Gramlich	125,000.00	125,000	6,250
Jay Kam	23,000.00	23,000	1,150
Jesse S. Whittemore	10,000.00	10,000	500
Keow Kia Woon	5,000.00	5,000	250
Kristin Masunaga	15,000.00	15,000	750
Clinton Lee	50,000.00	50,000	2,500
Robert & Carol Lehman	218,000.00	218,000	10,900
Michael Overby (Emply reimbrsmnt acct)	472,000.00	472,000	23,600
Mary Chin Dang	25,000.00	25,000	1,250
Ravi Nirula	50,000.00	50,000	2,500
Niraj R. & Jyoti R. Patel	70,000.00	70,000	3,500
Ronald J. Pang Revocable Living Trust	85,000.00	85,000	4,250
Theodore T. Miyamoto	25,000.00	25,000	1,250
Thomas T.F. Huang	25,000.00	25,000	1,250
Warren Woon	2,500.00	2,500	125
Wendell Y.M. Lew Revocable Living Trust	3,000,000.00	3,000,000	150,000
TOTALS	$5,595,500	5,595,500	279,755

The remaining Selling Stockholders provided services or other consideration to Privileged in exchange for their shares, as discussed below.  The following table indicates the total shares issued for services and other consideration and the number of such shares offered for resale by the Selling Stockholders under this Prospectus:

Name of Selling Stockholder	Number of Shares Issued for Services	Number of Shares Included in Registration Statement

Triton Distribution Systems, Inc.	8,125,000	406,250
UCST Business Trust	1,455,625	72,781
Michelle Lu	750,000	37,500
Kevin Pickard	250,000	12,500
David Sao Marcos	125,000	6,250
Adam Himmelman	125,000	6,250
Charles Wagner	150,000	7,500
Gregory Lykiardopoulos	750,000	37,500
Alex Lykiardopoulos	750,000	37,500
Legacy Opportunity Fund, LLC	125,000	6,250
TOTALS	12,605,625	630,281

Triton received its shares from Mr. Gregory Lykiardopoulos, our Chief Executive Officer and Chairman, in connection with the organization of Privileged Nevada (which was 100% owned by Triton as of the date of this Prospectus), as well as in consideration for providing information technology services under a license agreement entered into with us to help establish our business platform (the “License Agreement”) described in greater detail above.

UCST Business Trust (“UCST”) provided financing for an evaluation report of the Triton technology prior to the execution of the License Agreement.  Additionally, the UCST provided consulting services to us, including assisting us in adapting the Triton Reservation Expert Software into our operations.  The Company entered into a consulting agreement with Michelle Lu, the administrator of UCST, on August 1, 2012, to commemorate the services provided prior to that date, and to spell out additional services to be provided, including continuing to work with the Triton noteholders and the beneficiaries of the UCST Trust.  Pursuant to this Agreement, the Company agreed to issue 750,000 shares of the Company’s common stock as payment for the services provided.

The Company entered into a consulting agreement with Alexander Lykiardopoulos on August 1, 2012, to commemorate the services provided prior to that date, and to spell out the services to be provided, including providing technical support relating to the integration of the Software, assisting with the development of the website, and introductions to other IT consultants.  Pursuant to this Agreement, the Company agreed to issue 750,000 shares of the Company’s common stock as payment for the services provided and to be provided.  Alexander Lykiardopoulos is the son of Gregory Lykiardopoulos.

The Company entered into a consulting agreement with Legacy Opportunity Fund (of which Rodney Sampson is the manager and director), on August 1, 2012, to commemorate the services provided prior to that date, and to spell out the services to be provided, including sales and marketing assistance, and introductions to travel industry consultants.  Pursuant to this Agreement, the Company agreed to issue 125,000 shares of the Company’s common stock as payment for the services provided and to be provided.

 The Company entered into a consulting agreement with Charles Wagner on August 1, 2012, to commemorate the services provided prior to that date, and to spell out the services to be provided, including providing technical support relating to the continuing development of the website, and introductions to other IT consultants.  Pursuant to this Agreement, the Company agreed to issue 150,000 shares of the Company’s common stock as payment for the services provided and to be provided.

The Company entered into a consulting agreement with Adam Himmelman, a director of the Company, on August 1, 2012, to commemorate the services provided prior to that date, and to spell out the services to be provided, including providing technical support relating to the integration of the Software pursuant to the License Agreement, assisting with the development of the Company’s websites, and introductions to other travel industry consultants.  Pursuant to this Agreement, the Company agreed to issue 125,000 shares of the Company’s common stock as payment for the services provided and to be provided.

On May 3, 2012, Privileged Nevada entered into a consulting agreement with David SaoMarcos, who provided services related to the development of the Privileged Nevada website and other IT services.  Subsequently, on August 1, 2012, the Company entered into a consulting agreement with Mr. SaoMarcos, in connection with which he agreed to provide similar services to the Company, as well as helping with the integration of the Triton Software under the License Agreement, in exchange for which he received 125,000 shares of the Company’s common stock.

Gregory Lykiardopoulos is our Chief Executive Officer and Chairman of our Board of Directors.  Mr. Lykiardopoulos was instrumental in the formation of Privileged Nevada, negotiation of the acquisition of APEX 4, and founding the business of the Company and of Privileged Nevada.  Mr. Lykiardopoulos worked for nearly six months to establish our business, and agreed to receive the shares listed in the table above as partial compensation for his efforts.

As noted above, each of the individual Selling Shareholders have provided services either to Privileged Nevada or Privileged directly.  The services ranged from management of creditors and settlement of obligations, to preparation of financial information in connection with the filing of this registration statement, to providing technical support for the Reservation Expert Software and its implementation into Privileged’s business.  Management of Privileged decided to compensate these individuals with shares of Privileged common stock.  These individual Selling Shareholders seek to resell certain of these shares pursuant to this prospectus and the registration statement of which it is a part.

Once the registration statement of which this Prospectus is part becomes effective with the SEC, and once a public market develops, the Selling Stockholders may sell the Shares indicated above in public transactions or otherwise, on the OTC Bulletin Board (or such other public market as may develop) or in privately negotiated transactions.  Those resales may be at the then-prevailing market price or at any other price that a particular Selling Stockholders may negotiate.  The Selling Stockholders act independently of one another in making a determination to sell the Shares owned by them and they do not act as or form a group for purposes of their ownership or disposition of the Shares offered hereunder.  There is no guarantee that a public market in the Common Stock will develop in the foreseeable future or ever.

USE OF PROCEEDS

All of the Shares, if and when sold, are being offered and sold by the Selling Stockholders or their pledgees, donees, transferees or other successors in interest.  We will not receive any proceeds from those sales.

The following table provides information about the actual and potential ownership of our Common Stock by the Selling Stockholders, and the number of such shares included for sale in this Prospectus.

The following information is not determinative of any Selling Stockholder’s beneficial ownership of our Common Stock pursuant to Rule 13d-3 or any other provision under the Exchange Act.

Name of Selling Stockholder	Shares of Common Stock Owned by Selling Stockholder Prior to Offering	Percentage of Common Stock Owned By Selling Stockholder Prior to Offering (1)	Number of Shares of Common Stock Offered Hereby (2)	Number of Shares of Common Stock Owned After Offering (3)	Percentage of Common Stock Beneficially Owned After the Offering (3)
Austin Edward Hills	500,000	2.75%	25,000	475,000	2.61%
Cedric Chun	130,000	0.71%	6,500	123,500	0.68%
Charles F. Koch	125,000	0.69%	6,250	118,750	0.65%
John Cochran	250,000	1.37%	12,500	237,500	1.30%
Darleene Usui	25,000	0.14%	1,250	23,750	0.13%
Edward N. Shen	175,000	0.96%	8,750	166,250	0.91%
Ramila B. & Bharat S. Gupta	80,000	0.44%	4,000	76,000	0.42%
Helen Keilholtz	60,000	0.33	3,000	57,000	0.31%
Jigisha Gupta	50,000	0.27%	2,500	47,500	0.26%
James V. Gramlich	125,000	0.69%	6,250	118,750	0.65%
Jay Kam	23,000	0.13%	1,150	21,850	0.12%
Jesse S. Whittemore	10,000	0.05%	500	9,500	0.05%
Keow Kia Woon	5,000	0.03%	250	4,750	0.03%
Kristin Masunaga	15,000	0.08%	750	14,250	0.08%
Clinton Lee	50,000	0.27%	2,500	47,500	0.26%
Robert & Carol Lehman	218,000	1.20%	10,900	207,100	1.14%
Michael Overby (Emply reimbrsmnt acct)	472,000	2.59%	23,600	448,400	2.46%
Mary Chin Dang	25,000	0.14%	1,250	23,750	0.13%
Ravi Nirula	50,000	0.27%	2,500	47,500	0.26%
Niraj R. & Jyoti R. Patel	70,000	0.38%	3,500	66,500	0.37%
Ronald J. Pang Revocable Living Trust	85,000	0.47%	4,250	80,750	0.44%
Theodore T. Miyamoto	25,000	0.14%	1,250	23,750	0.13%
Thomas T.F. Huang	25,000	0.14%	1,250	23,750	0.13%
Warren Woon	2,500	0.01%	125	2,375	0.01%
Wendell Y.M. Lew Revocable Living Trust	3,000,000	16.48%	150,000	2,850,000	15.66%
Triton Distribution Systems, Inc.	8,125,000	44.64%	406,250	7,718,750	42.41%
UCST Business Trust	1,455,625	8.00%	72,781	1,382,844	7.60%
Michelle Lu	750,000	4.12%	37,500	712,500	3.91%
Kevin Pickard	250,000	1.37%	12,500	237,500	1.30%
David Sao Marcos	125,000	0.69%	6,250	118,750	0.65%
Adam Himmelman	125,000	0.69%	6,250	118,750	0.65%
Charles Wagner	150,000	0.82%	7,500	142,500	0.78%
Gregory Lykiardopoulos	750,000	4.12%	37,500	712,500	3.91%
Alex Lykiardopoulos	750,000	4.12%	37,500	712,500	3.91%
Legacy Opportunity Fund, LLC	125,000	0.69%	6,250	118,750	0.65%

_____________

(1)

The percentages set forth are not determinative of the Selling Stockholder’s beneficial ownership of Common Stock pursuant to Rule 13d-3 or any other provision under the Exchange Act.

(2)

Consisting of five percent (5%) of the shares held by the Selling Stockholder, rounded up to the nearest full share.

(3)

Assumes a sale of all of the Shares held by the Selling Stockholder.  There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 910,056 Shares held by the Selling Stockholders as described above.

Once the registration statement of which this Prospectus is part becomes effective, the Selling Stockholders and any of their pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the Shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling Shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;

•

through the writing of options on the Shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Stockholders or their pledges, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell Shares in block transactions to market makers or other purchasers at a price per Share which may be below the then market price. The Selling Stockholders cannot assure that all or any of the Shares offered in this Prospectus will be sold by the Selling Stockholders. In addition, the Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered in this Prospectus may be “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of their Shares and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the Shares from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholders under this Prospectus.

The Selling Stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and may sell the Shares from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholders under this Prospectus.

As noted above, each Selling Stockholder may be an “underwriter” within the meaning of the Securities Act in connection with the sale of our Common Stock under this Prospectus. We will pay all expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents of the Selling Stockholders. If any of these other expenses exists, we expect the applicable Selling Stockholder to pay these expenses.

The Selling Stockholders acquired the Shares offered hereby in the ordinary course of business and they have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Shares by the Selling Stockholders. We will file a supplement to this Prospectus if the Selling Stockholders enter into a material arrangement with a broker-dealer for sale of Common Stock being registered. If the Selling Stockholders use this Prospectus for any sale of the Shares, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by the Selling Stockholders for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of Shares and activities of the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

EXPERTS

The audited consolidated financial statements of Privileged World Travel Club, Inc., for the period from May 18, 2012 (date of inception) to May 31, 2012, were audited by Kenne Ruan, CPA, P.C., an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., Salt Lake City, Utah.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant’s Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant’s Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.  We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Consolidated Financial Statements

Audited Financial Statements	PAGE

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of May 31, 2012	F-3

Statement of Operations for the period from inception (May 18, 2012) through May 31, 2012	F-4

Statement of Changes in Stockholders’ Equity (Deficit)for the period from inception (May 18, 2012) through May 31, 2012	F-5

Statement of Cash Flows for the period from inception (May 18, 2012) through May 31, 2012	F-6

Notes to Financial Statements	F-7

Unaudited Financial Statements

Balance Sheet as of June 30, 2012	F-9

Statement of Operations for the period from inception (May 18, 2012) through June 30, 2012	F-110

Statement of Cash Flows for the period from inception (May 18, 2012) through June 30, 2012	F-11

Notes to Financial Statements	F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Privileged World Travel Club, Inc.,

(A Development Stage Company)

We have audited the accompanying balance sheet of Privileged World Travel Club, Inc (formerly Apex 4, Inc.) as of May 31, 2012 and the related statements of operation, changes in shareholders’ equity and cash flows for the period from May 18, 2012 (inception) to May 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Privileged World Travel Club, Inc  as of May 31, 2012  and the results of its operation and its cash flows for the period from May 18, 2012 ( inception) to May 31, 2012  in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company’s lack of liquidity and losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C. Kenne Ruan, CPA, P.C.
Woodbridge, Connecticut July 6, 2012, except for Note 6

  as to which the date is August 21, 2012

PRIVILEGED WORLD TRAVEL CLUB, INC.

(A Development Stage Company)

Balance Sheet

As of May 31, 2012
ASSETS
Current Assets

Cash	$-

Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities Accrued expense	$-

Total Current Liabilities	-

TOTAL LIABILITIES	-

Stockholders’ Equity (Deficit)
Preferred stock, ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding.)	-
Common stock ($.0001 par value, 100,000,000 shares authorized; 10,000,000 shares issued and outstanding as of May 31, 2012 )	1,000
Deficit accumulated during development stage	(1,000)
Total Stockholders’ Equity (Deficit)	-

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$-

See Notes to Financial Statements

PRIVILEGED WORLD TRAVEL CLUB, INC.

(A Development Stage Company)

Statements of Operations

May 18, 2012 (inception) through May 31, 2012

Revenues

Revenues	$-

Total Revenues	-

General & Administrative Expenses

Organization and related expenses	1,000

Total General & Administrative Expenses	1,000

Net Loss	$(1,000)

Basic loss per share	$(0.00)

Weighted average number of common shares outstanding	10,000,000

See Notes to Financial Statements

PRIVILEGED WORLD TRAVEL CLUB, INC.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity (Deficit)

From May 18, 2012 ( inception) through May 31, 2012

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

May 18, 2012 (inception) Shares issued for services at $.0001 per share	10,000,000	1,000	-	-	1,000

Net loss, May 31, 2012	-	-	-	(1,000)	(1,000)

Balance, May 31, 2012	10,000,000	1,000	-	(1,000)	-

See Notes to Financial Statements

PRIVILEGED WORLD TRAVEL CLUB, INC.

(A Development Stage Company)

Statement of Cash flows

May 18, 2012 (inception) through May 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	(1,000)

Changes in working capital	(1,000)

Net cash provided by (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net cash provided by (used in) financing activities	-

Net increase (decrease) in cash	-

Cash at beginning of year	-

Cash at end of year	-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to founder for services rendered	1,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	-

Income taxes paid	-

See Notes to Financial Statements

PRIVILEGED WORLD TRAVEL CLUB, INC.

(A Development Stage Company)

Notes to Financial Statements

For the Period from  May 18, 2012   (inception) to May 31, 2012

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Privileged World Travel Club, Inc., formerly Apex 4 Inc., (the “Company”) was incorporated under the laws of the State of Delaware on May 18, 2012 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board ASC 915. Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred Income tax expenses or benefits due to the Company not having any material operations for period ended May 31, 2012.

Basic Earnings (Loss) per Share

In February 1997, the FASB issued ASC 260, “Earnings per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective   (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3.  GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4.  RELATED PARTY TRANSACTIONS

An officer and director of the Company has performed services for the Company during the period the value of which was $1000, in exchange for 10,000,000 shares of common stock.

NOTE 5.   SHAREHOLDER’S EQUITY

Upon formation, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of the Company.

The stockholders’ equity section of the Company contains the following classes of capital stock as of

•	Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 10,000,000 shares issued and outstanding

•	Preferred stock, $ 0.0001 par value: 5,000,000 shares authorized; but not issued and outstanding.

NOTE 6.  SUBSEQUENT EVENT

Management has evaluated subsequent events up to and including August 21, 2012 which is the date the statements were available for issuance and determined there is no disclosable subsequent events, except for the following:

•

On July 19, 2012, the Company amended its Certificate of Incorporation with the State of Delaware to change its name from APEX 4, Inc. to Privileged World Travel Club, Inc.; and

•

On August 21, 2012, the Company entered into a license agreement with Triton Distribution Systems, Inc. (“Triton”). Pursuant to the agreement, the Company obtained a non-exclusive right and license to use Triton’s Reservation Expert, for the purpose of providing services to the Company’s Members.  The Company agreed to pay to Triton a license fee $150,000, not later than fifteen (15) days following the execution of the Triton Agreement, as a one-time license fee for the software. The Company also agreed to pay to Triton an annual royalty payment $2,000,000, payable annually on the anniversaries of the effective date of the agreement.

NOTE 7.  COMMITMENT AND CONTINGENCY

There is no commitment or contingency to disclose during the years ended May 31, 2012.

PRIVILEGED WORLD TRAVEL CLUB, INC.

(A Development Stage Company)

Balance Sheet

As of June 30, 2012
ASSETS
Current Assets

Cash	-

Total Current Assets	-

TOTAL ASSETS	-

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Due to Related Party	1,000
Total Current Liabilities	1,000

TOTAL LIABILITIES	1,000

Stockholders’ Equity (Deficit)

Preferred stock, ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding.)	-
Common stock ($.0001 par value, 100,000,000 shares authorized; 10,000,000 shares issued and outstanding as of June 30, 2012 )	1,000
Deficit accumulated during development stage	(2,000)

Total Stockholders’ Equity (Deficit)	(1,000)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	-

See Notes to Financial Statements

PRIVILEGED WORLD TRAVEL CLUB, INC.

(A Development Stage Company)

Statement of Operations

May 18, 2012 (inception) through June 30, 2012

Revenues

Revenues	-

Total Revenues	-

General & Administrative Expenses

Organization and related expenses	2,000

Total General & Administrative Expenses	2,000

Net Loss	(2,000)

Basic loss per share	(0.00)

Weighted average number of common shares outstanding	10,000,000

See Notes to Financial Statements

PRIVILEGED WORLD TRAVEL CLUB, INC.

(A Development Stage Company)

Statement of Cash flows

May 18, 2012 (inception) through June 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	(2,000)

Changes in working capital	1,000

Net cash provided by (used in) operating activities	(1,000)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party	1,000

Net cash provided by (used in) financing activities Cash from a related party	1,000

Net increase (decrease) in cash

Cash at beginning of year	-

Cash at end of year	-

NONCASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued to found for services rendered	1,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	-

Income taxes paid	-

See Notes to Financial Statements

PRIVILEGED WORLD TRAVEL CLUB, INC.

(A Development Stage Company)

Notes to Financial Statements

For the Period from  May 18, 2012 (inception) to June 30, 2012

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Privileged World Travel Club, Inc., formerly Apex 4 Inc.,. (the “Company”) was incorporated under the laws of the State of Delaware on May 18, 2012and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board Statement ASC 915 Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No740 ( ASC 740), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred Income tax expenses or benefits due to the Company not having any material operations for period ended  June 30, 2012.

Basic Earnings (Loss) per Share

In February 1997, the FASB issued ASC 260, “Earnings per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  ASC 260 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective   (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3.  GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4.  RELATED PARTY TRANSACTIONS

An officer and director of the Company performed services for the Company during the period the value of which was $1,000, in exchange for 10,000,000 shares of common stock. An officer and director of the Company loaned $1,000 to the Company during the period. There are no specific term and no interest on this loan.

NOTE  5.   SHAREHOLDER’S EQUITY

Upon formation, the Board of Directors issued 10,000,000 shares of common stock for $1,000 in services to the founding shareholder of the Company.

The stockholders’ equity section of the Company contains the following classes of capital stock as of

•	Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 10,000,000 shares issued and outstanding
•	Preferred stock, $ 0.0001 par value: 5,000,000 shares authorized; but not issued and outstanding.

NOTE  6.  COMMITMENT AND CONTINGENCY

There is no commitment or contingency to disclose during the quarter ended June 30, 2012.

NOTE 7.  SUBSEQUENT EVENTS

Management has evaluated subsequent events up to and including July 16, 2012 which is the date the statements were available for issuance and determined there are no reportable subsequent events.

TABLE OF CONTENTS

Page

Prospectus Summary

5

Risk Factors

11

Cautionary Note Regarding Forward-Looking Statements

24

Use Of Proceeds

24

Dividend Policy

24

Determination Of Offering Price

24

Our Business

25

Properties

42

Legal Proceedings

42

Employees

42

Market For Common Stock And Other Related Stockholder Matters

43

Selected Financial Data

44

Management’s Discussion And Analysis Of Financial Condition

And Results Of  Operations

45

Management

47

Security Ownership Of Certain Beneficial Owners And Management

50

Certain Relationships And Related Transactions

50

Description Of Securities

51

Selling Stockholders

52

Plan Of Distribution

Experts

57

Legal Matters

57

Disclosure Of Commission Position On Indemnification For Securities

Act Liabilities

Available Information

Index To Financial Statements

 F-1

Dealer Prospectus Delivery Obligation.  Until [a date which is 90 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PRIVILEGED WORLD TRAVEL CLUB, INC. 910,056 SHARES COMMON STOCK ____________________ PROSPECTUS ___________________ OCTOBER ___, 2012

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by the Company in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$105
Accounting Fees and Expenses*	$30,000
Legal Fees and Expenses*	$30,000
Miscellaneous*	$10,000
Total Estimated Expenses*	$70,105

____________

* Estimated

Item 14.  Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the registrant’s Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of the registrant’s Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities

In connection with the formation of the Company, the Company issued 10,000,000 shares to the founder and initial officer and director of the Company.  Subsequent to the Company’s Form 10 registration statement’s being declared effective by the SEC, the initial director sold the 10,000,000 shares to Mr. Lykiardopoulos, the Company’s Chairman, Chief Executive Officer, and President in a private resale transaction.  Mr. Lykiardopoulos then transferred the shares to Triton Distribution Systems, Inc. (“Triton”), a company controlled by Mr. Lykiardopoulos.  Triton agreed to the cancellation of 1,875,000 of the shares, and retained 8,125,000 of the shares.

Additionally, in connection with the formation of the Company, on July 19, 2012, the Company’s Board of Directors granted an aggregate of 4,730,625 shares of the Company’s common stock to ten individuals and entities who had provided services to the Company, Triton, or Privileged, Inc., a Nevada corporation (“Privileged Nevada”), an entity owned by Triton.  The services provided included providing financing for an evaluation report of the Triton technology prior to the execution of the License Agreement; providing consulting and professional services to the Company, including assisting the Company in adapting the Triton Reservation Expert Software into the Company’s operations; management of creditors and settlement of obligations; preparation of financial information in connection with the filing of this registration statement; and providing technical support for the Reservation Expert Software and its implementation into Privileged’s business.  The Board of Directors of Privileged decided to compensate these individuals with shares of Privileged common stock.  The Selling Stockholders include certain of these individuals, who seek to resell a percentage of these shares pursuant to this prospectus and the registration statement of which it is a part.

Additionally, Gregory Lykiardopoulos is our Chief Executive Officer and Chairman of our Board of Directors.  Mr. Lykiardopoulos was instrumental in the formation of Privileged Nevada, negotiation of the acquisition of APEX 4, and founding the business of the Company and of Privileged Nevada.  Mr. Lykiardopoulos worked for nearly six months to establish our business, and agreed to receive the shares listed in the table above as partial compensation for his efforts.

Former Triton Creditors

The Selling Stockholders also include 28 stockholders who received shares in exchange for debts owed by Triton.  Ten of these Selling Stockholders, who are former creditors of Triton, agreed to exchange their right to receive repayment of their obligations from Triton for shares of our Common Stock at a price of $1.00 per share, together with our agreement to file a registration statement covering the resale of up to five percent (5%) of the shares issued in exchange for Triton’s debt.  An additional 18 of these Selling Stockholders entered into an agreement with the UCST Business Trust, whereby they transferred their right to receive payment from Triton for Trust Certificate Units in the Trust.  The UCST Business Trust exchanged the Triton obligations for shares of the Company’s Common Stock, which will be issued to the Selling Stockholders in addition to the Trust Certificate Units.

On August 6, 2012, the Board of Directors approved the issuance of an aggregate of 655,500 shares of the Company’s Common Stock to be issued to the Selling Stockholders who entered into the agreement with Triton Directly, and the issuance of 4,940,000 shares of the Company’s Common Stock to be issued to the Selling Stockholders who entered into the agreement with the UCST Trust.

The Company had a pre-existing relationship with each of these Selling Stockholders, through the relationship that Triton and Mr. Lykiardopoulos had with them.  No public solicitation was involved, and each Selling Stockholder was contacted directly by Privileged’s management.  No commissions or fees were paid.

Item 16.  Exhibits and Financial Statement Schedules

The following is a complete list of Exhibits filed as part of this Registration Statement:

(a)  Exhibits

Exhibit No.	Description
3(i)	Certificate of Incorporation (1)
3(ii)	Bylaws (1)
4	Specimen Stock Certificate (1)
5	Opinion re Legality (2)
10.1

License Agreement between Privileged World Travel Club, Inc., and Triton Distribution Systems, Inc. (previously filed as an exhibit to a Current Report on Form 8-K, filed with the Commission on August 28, 2012, and incorporated herein by reference)

10.2	Consulting Agreement – Legacy Opportunity Fund (3)
10.3	Consulting Agreement – Adam Himmelman (3)
10.4	Consulting Agreement – Alexander Lykiardopoulos (3)
10.5	Consulting Agreement – Charles Wagner (3)
10.6	Consulting Agreement – David Sao Marcos (3)
10.7	Consulting Agreement – Michelle Lu (3)
10.8	Travel Services Agreement (previously filed as an exhibit to a Current Report on Form 8-K, filed with the Commission on October 11, 2012, and incorporated herein by reference)
10.9	Prospective Member List Purchase Agreement (previously filed as an exhibit to a Current Report on Form 8-K, filed with the Commission on October 11, 2012, and incorporated herein by reference)
23.1	Consent of Certified Public Accounting Firm
23.2	Consent of Durham Jones & Pinegar (included in Exhibit 5)
24	Power of Attorney (filed herewith on page II-6)
101	Interactive Data Files (filed herewith)

_______________

(1)

Previously filed as an exhibit to the Company’s Form 10 Registration Statement, filed with the Commission on June 5, 2012.

(2)

To be filed by amendment.

(3)

Previously filed.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the undersigned Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)

The undersigned Registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tiburon, California, on the date(s) indicated below.

PRIVILEGED WORLD TRAVEL CLUB, INC.

By: /s/ Gregory Lykiardopoulos

Gregory Lykiardopoulos

Chief Executive Officer

(Principal Executive Officer)

Date:  October 19, 2012

By: /s/ Gregory Lykiardopoulos

Gregory Lykiardopoulos

Chief Financial Officer

(Principal Financial Officer)

Date:  October 19, 2012

POWER OF ATTORNEY

Each person whose signature appears below appoints Gregory Lykiardopoulos his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory Lykiardopoulos
Gregory Lykiardopoulos	Chief Executive Officer (Principal Executive Officer),
	President and Director	10/19/12

/s/ Gregory Lykiardopoulos
Gregory Lykiardopoulos	Chief Financial Officer (Principal Financial and Accounting Officer)	10/19/12

/s/ Adam Himmelman
Adam Himmelman	Director	10/19/12